Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-127352

February 7, 2006

FREE WRITING PROSPECTUS LEGEND

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

[On File with the SEC]

HarborView Mortgage Loan Trust 2006-CB1

Preliminary Marketing Materials

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in this free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

RBS Greenwich Capital

Trading		Banking		Structuring
Name/Email	Phone	Name/Email	Phone	Name/Email	Phone
Jesse Litvak Jesse.Litvak@gcm.com	(203) 625-6160	Vinu Phillips philliv@gcm.com	(203) 622-5626	Bill O’Brien	(203) 625-6160

		Michael McKeever mckeevm@gcm.com	(203) 618-2237

		Sean Curran currans@gcm.com	(203) 618-2426

Rating Agencies

Standard and Poor’s		Moody’s Investor Service
Name/Email	Phone	Name/Email	Phone
James Taylor James_taylor@sandp.com	(212) 438-6067	Amita Shrivastava Amita.shrivastava@moodys.com	(201) 915-8730

Preliminary Term Sheet                                                                               Date Prepared: February [22], 2006

HarborView Mortgage Loan Trust 2006-CB1

Mortgage Pass-Through Certificates, Series 2006-CB1

 $26,330,000 Class 2-B1, Class 2-B2 and Class 2-B3 Offered Certificates

Adjustable Rate Residential Mortgage Loans

Class	Principal Amount (Approx) (1)	WAL (Yrs) Call/ Mat(2)	Pmt Window (Mths) Call/ Mat(2)	Interest Rate Type	Tranche Type	Expected Ratings Moody’s/S&P
1-A1A	$91,972,454	Not Offered Hereby		Net WAC (3)	Pass-Through	NA/NA
1-A1B	$69,131,840			Net WAC (3)	Pass-Through	NA/NA
1-A1C	$385,388,644			Net WAC (3)	Pass-Through	NA/NA
2-A1A	$58,581,000			Net WAC (3)	Super Senior Floater	Aaa/AAA
2-A1B	$54,028,000			Net WAC (3)	Super Senior Floater	Aaa/AAA
2-A1C	$149,594,000			Net WAC (3)	Super Senior Floater	Aaa/AAA
2-A2	$65,551,000	Not Marketed Hereby		Net WAC (4)	Senior Mezz Floater	Aaa/AAA
2-X (5)	Notional	Not Offered Hereby		Variable	Senior IO	Aa2/AAA
2-PO (6)	$120			N/A	Senior PO	Aaa/AAA
2-A-R	$100			Net WAC	Senior Residual	Aaa/AAA
2-B1	$14,527,000	5.63/6.30	1-99/1-360	Floater (7)	Subordinate Floater	Aa2/AA
2-B2	$6,719,000	5.63/6.30	1-99/1-360	Floater (7)	Subordinate Floater	A2/A+
2-B3	$5,084,000	5.63/6.30	1-99/1-360	Floater (7)	Subordinate Floater	Baa2/BBB+
2-B4	$2,905,000	Not Offered Hereby		Floater (7)	Subordinate Floater	Ba2/BB+
2-B5	$4,176,000			Floater (7)	Subordinate Floater	NR/B
2-B6	$1,997,446			Floater (7)	Subordinate Floater	NR/NR

Total	$909,655,605

(1)

Distributions on the Class 1-A1A, Class 1-A1B and Class 1-A1C will each be derived from a related sub-group of adjustable rate Mortgage Loans, (the Group 1A, Group 1B and Group 1C Mortgage Loans, respectively, together the “Group 1 Mortgage Loans”).  Distributions on the (i) Class 2-A1A and Class 2-A-R Certificates, (ii) Class 2-A1B Certificates and (iii) Class 2-A1C and Class 2-A2 Certificates will each be derived from a related sub-group of adjustable rate Mortgage Loans, (the Group 2A, Group 2B and Group 2C Mortgage Loans, respectively, together the “Group 2 Mortgage Loans”).  The Class 2-A-R, Class 2-X, Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5, Class 2-B6 and Class 2-PO Certificates will be derived from the Group 2 Mortgage Loans.

Class sizes are subject to final collateral pool size and rating agency approval and may increase or decrease by up to 10%.

(2)

The WAL and Payment Window for the Class 2-B1, Class 2-B2 and Class 2-B3 Certificates are shown to the first possible Group 2 Optional Call Date and to maturity.

(3)

On each Distribution Date the Certificate Interest Rate for the Class 1-A1A, Class 1-A1B, Class 1-A1C, Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates will be equal to the weighted average Net Mortgage Rate of the related sub-group Mortgage Loans.

(4)

On each Distribution Date the Certificate Interest Rate for the Class 2-A2 Certificates will be equal to the weighted average Net Mortgage Rate of the Group 2C Mortgage Loans less the Class 2-A2 Policy Premium Rate.

(5)

The Class 2-X Certificates will have a notional balance equal to the aggregate balance of the Group 2 Subordinate Certificates and Class 2-PO Certificates.  It will accrue interest on its notional balance on each Distribution Date at a Certificate Interest Rate equal to the excess of (i) the weighted average of the Net Mortgage Rates of each subgroup of the Group 2 Mortgage Loans weighted based on subordinate component over (ii) the product of (a) the interest accrued on the Subordinate Certificates for such Distribution Date multiplied by 12, divided by (b) the notional amount of the Class 2-X Certificates as of the day immediately preceding such distribution date.

(6)

The Class 2-PO Certificates will consist of three principal only components each related to a specific group of Mortgage Loans The Class 2-PO Certificates will have an initial principal balance equal to $120, which principal balance will be increased to the extent of any Net Deferred Interest from the Mortgage Loans allocated to the Class 2-X Certificates, as described herein.  The Class 2-PO Certificates will not receive interest distributions.

(7)

On each Distribution Date, the Certificate Interest Rate for the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates will be equal to the least of (i) One-Month LIBOR plus the related margin (which margin will be multiplied by 1.5 after the first possible Group 2 Optional Call Date), (ii) the related Net WAC Cap and (iii) the related Net Maximum Rate Cap.

Depositor:

Greenwich Capital Acceptance, Inc.

Sole Underwriter:

Greenwich Capital Markets, Inc.

Class 2-A2 Policy

Provider:

XL Capital Assurance Inc.

Class 1-A1 and Class 2-A1

Guarantor:

Freddie Mac will be Guarantor of the Class 1-A1A, Class 1-A1B, Class 1-A1C, Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates.

Servicer:

Countrywide Home Loans Servicing, LP

Originator:

Countrywide Home Loans, Inc.

Trustee:

The Bank of New York.

Custodian:

The Bank of New York.

Rating Agencies:

S&P and Moody’s will rate the Class 2-B1, Class 2-B2 and Class 2-B3 Certificates.  It is expected that these Certificates will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date:

February 1, 2006.

Expected Pricing Date:

February [24], 2006.

Closing Date:

February 28, 2006.

Distribution Date:

The 25th day of each month (or if such day is not a business day, the next succeeding business day), commencing in March 2006.

Group 1 Certificates:

The Class 1-A1A, Class 1-A1B and Class 1-A1C Certificates (the “Class 1-A1 Certificates” of the “Group 1 Certificates”).

Group 2 Certificates:

The Class 2-A1A, Class 2-A1B, Class 2-A1C, (together, the “Class 2-A1 Certificates”) Class 2-A2 (together with the Class 2-A1 Certificates, the “Class 2-A Certificates”), Class 2-X, Class 2-PO and Class 2-A-R Certificates (together the “Group 2 Class A Certificates” or the “Group 2 Senior Certificates”).  The “Group 2 Subordinate Certificates” will consist of the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 (together with the Group 2 Senior Certificates, the “Group 2 Certificates”).  The Class 2-A2, Class 2-B1, Class 2-B2 and Class 2-B3 Certificates (collectively, the “Offered Certificates”) are being offered publicly herein.  The Class 2-B1, Class 2-B2 and Class 2-B3 Certificates are marketed hereby.

Accrued Interest:

The Group 1 Certificates, the Class 2-A1A, Class 2-A1B, Class 2-A1C, Class 2-A2, Class 2-A-R and Class 2-X Certificates will settle with 27 days accrued interest.

The Group 2 Subordinate Certificates will settle flat.

Interest Accrual Period:

The interest accrual period for the Group 1 Certificates, Class 2-A1A, Class 2-A1B, Class 2-A1C, Class 2-A2, Class 2-A-R and Class 2-X Certificates will be the calendar month prior to such Distribution Date (on a 30/360 basis).

The interest accrual period with respect to the Group 2 Subordinate Certificates for a given Distribution Date will be the period beginning with the prior Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an Actual/360 basis).

Registration:

The Offered Certificates will be made available in book-entry form through DTC.  The Offered Certificates will, upon request, be made available in book-entry form through Clearstream, Luxembourg and the Euroclear System.  The Class B-4, Class B-5 and Class B-6 will be made available in book-entry form through Portal tape.

Federal Tax Treatment:

It is anticipated that the Certificates (other than the Class 2-A-R Certificates) will be treated as REMIC regular interests for federal tax income purposes.  The Class 2-A-R Certificate will be treated as a REMIC residual interest for tax purposes.

ERISA Eligibility:

The Group 1 Certificates, the Class 2-A1A, Class 2-A1B, Class 2-A1C, Class 2-X and Class 2-PO Certificates are expected to be ERISA eligible. Prospective investors should review with their legal advisors whether the purchase and holding of the Group 1 Certificates, the Class 2-A1A, Class 2-A1B, Class 2-A1C, Class 2-X and Class 2-PO Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws.

SMMEA Treatment:

The Group 1 Certificates and the Group 2 Class A Certificates and Class 2-B1 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.  The Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Group 1 Optional

Termination:

The terms of the transaction allow for an optional call of the Group 1 Mortgage Loans and the retirement of the Group 1 Certificates (the “Group 1 Clean-up Call”), which may be exercised once the aggregate principal balance of the Group 1 Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Group 1 Mortgage Loans as of the Cut-off Date.

Group 2 Optional

Termination:

The terms of the transaction allow for an optional call of the Group 2 Mortgage Loans and the retirement of the Group 2 Certificates (the “Group 2 Clean-up Call”), which may be exercised once the aggregate principal balance of the Group 2 Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Group 2 Mortgage Loans as of the Cut-off Date.

Pricing Prepayment

Speed:

The Offered Certificates will be priced to a prepayment speed of 25% CPR.

Minimum Denomination:

The Offered Certificates will be issued in denominations of $25,000 and integral multiples of $1 in excess thereof; provided that such Certificates must be purchased in minimum total investments of $100,000.

Final Maturity Date:

The Distribution Date occurring in [March 2036].

The  Mortgage Loans:

The “Mortgage Loans” consist of adjustable rate, first lien residential Mortgage Loans with an aggregate principal balance as of the Cut-off Date of approximately $909,655,605.  On or prior to the Closing Date, it is expected that some of the Mortgage Loans may be removed from the trust and certain other similar Mortgage Loans may be added to the trust.  All of the Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after the initial fixed rate period of 1, 2 or 3 months) based upon an Index rate of the 12-month moving average of the monthly yield on United States treasury securities adjusted to a constant maturity of one year (the “MTA”).  After the initial fixed interest rate period, the interest rate for each Mortgage Loan will adjust monthly to equal the sum of the related Index and the gross margin.  All of the Mortgage Loans are subject to a maximum mortgage rate.

For all of the Mortgage Loans, the minimum monthly payment amount is subject to adjustment on a date specified in the mortgage note and annually on the same date thereafter, subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.500% of the current monthly payment, (ii) as of the fifth or tenth anniversary of the first due date and on the same day every five years thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance would exceed a percentage (either 110% or 115%) of the original principal balance due to deferred interest (the “Negative Amortization Limit”), the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over the remaining term to maturity.

Negative amortization on a Mortgage Loan will occur when the borrower elects to make the minimum monthly payment and such payment is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan (such deficiency, “Deferred Interest”).  The amount of the Deferred Interest is added to the unpaid principal balance of the Mortgage Loan.

The Mortgage Loans will be divided into two main groups, the Group 1 Mortgage Loans and the Group 2 Mortgage Loans and six sub-groups the Group 1A, Group 1B, Group 1C, Group 2A, Group 2B and Group 2C Mortgage Loans.

The Group 1 Mortgage loans are expected to have an aggregate balance of approximately $546,492,938 on the Closing Date.

The Group 1A Mortgage loans will not be subject to any prepayment penalties and are expected to have an aggregate balance of approximately $91,972,454 on the Closing Date.

The Group 1B Mortgage loans will have an original prepayment penalty term of approximately one year from the date of origination.  The Group 1B Mortgage Loans are expected to have an aggregate balance of approximately $69,131,840 on the Closing Date.

The Group 1C Mortgage loans will have an original prepayment penalty term of approximately three years from the date of origination.  The Group 1C Mortgage Loans are expected to have an aggregate balance of approximately $385,388,644 on the Closing Date.

The Group 2 Mortgage loans are expected to have an aggregate balance of approximately $363,162,667 on the Closing Date.

The Group 2A Mortgage loans will not be subject to any prepayment penalties and are expected to have an aggregate balance of approximately $64,909,338 on the Closing Date.

The Group 2B Mortgage loans will have an original prepayment penalty term of approximately one year from the date of origination.  The Group 2B Mortgage Loans are expected to have an aggregate balance of approximately $59,864,621 on the Closing Date.

The Group 2C Mortgage loans will have an original prepayment penalty term of approximately three years from the date of origination.  The Group 2C Mortgage Loans are expected to have an aggregate balance of approximately $238,388,708 on the Closing Date.

Group 2 Subordination:

Senior/subordinate, shifting interest structure.  The credit enhancement information shown below is subject to final rating agency approval.

Credit enhancement for the Class 2-B1 Certificates will consist of the subordination of the Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates, initially approximately [5.75]% total subordination.

Credit enhancement for the Class 2-B2 Certificates will consist of the subordination of the Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates, initially approximately [3.90]% total subordination.

Credit enhancement for the Class 2-B3 Certificates will consist of the subordination of the Class 2-B4, Class 2-B5 and Class 2-B6 Certificates, initially approximately [2.50]% total subordination.

The Class 2-A2 Policy:

The Class 2-A2 Policy is for the benefit of the Class 2-A2 Certificates. The policy will unconditionally and irrevocably guarantee payment of (i) the outstanding principal balance of the Class 2-A2 Certificates on their final scheduled distribution date and (ii) accrued and unpaid interest calculated at the certificate interest rate due on the Class 2-A2 Certificates, as applicable, and (iii) any realized losses allocable to the Class 2-A2 Certificates. The Class 2-A2 Policy will not provide credit enhancement for any class of certificates other than the Class 2-A2 Certificates.

Freddie Mac

Guarantee:

The Freddie Mac Guarantee is for the benefit of the Class 1-A1A, Class 1-A1B, Class 1-A1C, Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates.  Freddie Mac guarantees timely interest and ultimate principal.  Freddie Mac’s guarantee of timely interest excludes any interest added to the principal balance in the form of net deferred interest.  However, the guarantee of principal includes the ultimate payment of such amounts added to the principal balance of each class.

Shifting Interest:

Prior to the Distribution Date occurring in March 2016, the Group 2 Subordinate Certificates will be locked out from receipt of unscheduled principal (unless the Group 2 Senior Certificates are paid down to zero or the credit enhancement percentage provided by the Group 2 Subordinate Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the prospectus supplement), the Group 2 Subordinate Certificates will receive increasing portions of unscheduled principal.

The unscheduled principal payment percentages on the Group 2 Subordinate Certificates are as follows:

Periods:

Unscheduled Principal Payments (%)

March 2006 – February 2016

0% Pro Rata Share

March 2016 – February 2017

30% Pro Rata Share

March 2017 – February 2018

40% Pro Rata Share

March 2018 – February 2019

60% Pro Rata Share

March 2019 – February 2020

80% Pro Rata Share

March 2020 and after

100% Pro Rata Share

However, if the credit enhancement percentage provided by the Group 2 Subordinate Certificates has doubled from the initial credit enhancement percentage (subject to the performance triggers described in the prospectus supplement), (i) prior to the Distribution Date in March 2009, the Group 2 Subordinate Certificates will be entitled to only 50% of their pro rata share of the unscheduled principal payments or (ii) on or after the Distribution Date in March 2009, the Group 2 Subordinate Certificates will be entitled to 100% of their pro rata share of the unscheduled principal payments.

Scheduled principal payments will be distributed pro rata to the Group 2 Senior and Subordinate Certificates.

Any unscheduled principal not allocated to the Group 2 Subordinate Certificates will be allocated to the Group 2 Senior Certificates.  In the event the current senior percentage (aggregate class principal balance of the Group 2 Senior Certificates, divided by the aggregate principal balance of the Group 2 Mortgage Loans) exceeds the applicable initial senior percentage (aggregate class principal balance of the Group 2 Senior Certificates as of the Closing Date, divided by the aggregate principal balance of the Group 2 Mortgage Loans as of the Cut-off Date), the Group 2 Senior Certificates will receive all unscheduled principal payments for the Group 2 Mortgage Loans, regardless of any unscheduled principal payment percentages above.

Unscheduled principal will generally consist of the sum of (i) liquidation proceeds, recoveries, and other unscheduled principal amounts and (ii) the excess, if any, of voluntary prepayments over Deferred Interest.

Allocation of

Realized Losses:

Any realized losses on the Group 1 Mortgage Loans will be covered by the Freddie Mac Guarantee.

Any realized losses on the Group 2 Mortgage Loans will be allocated as follows: first, to the Group 2 Subordinate Certificates in reverse order of their numerical Class designations, in each case until the related class principal balance has been reduced to zero; and second; to the Class 2-A2 Certificates until the related class principal balance has been reduced to zero; and third; to the Senior Certificates (other than the Class 2-A2 and Class 2-X Certificates) as follows:

1.

Any remaining realized losses on the Group 2A Mortgage Loans will be allocated to the Class 2-A-R and Class 2-A1A Certificates and to the Group 2A component of the Class 2-PO Certificates on a pro-rata basis until the related class principal balance or component principal balance has been reduced to zero.

2.

Any remaining realized losses on the Group 2B Mortgage Loans will be allocated to the Class 2-A1B Certificates and to the Group 2B component of the Class 2-PO Certificates on a pro-rata basis until the related class principal balance or component principal balance has been reduced to zero.

3.

Any remaining realized losses on the Group 2C Mortgage Loans will be allocated to the Class 2-A1C Certificates and to the Group 2C component of the Class 2-PO Certificates on a pro-rata basis until the related class principal balance or component principal balance has been reduced to zero.

Any realized losses allocated to the Class 2-A1A, Class 2-A1B and Class 2-A1C will be covered by the Freddie Mac Guarantee.

Any realized losses allocated to the Class 2-A2 Certificates will be covered by the Class 2-A2 Policy.

Net Mortgage Rate:

The “Net Mortgage Rate” with respect to each Mortgage Loan is equal to the mortgage rate less the servicing fee rate (0.375%), and LPMI fee rate, if any.

Net WAC Cap:

The “Net WAC Cap” for the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates is equal to the weighted average of the Net Mortgage Rates of the related Mortgage Loans.

The “Net WAC Cap” for the Class 2-A2 Certificates is equal to (x) the weighted average of the Net Mortgage Rates of the Group 2C Mortgage Loans, less (y) the Class 2-A2 Policy Premium.

The “Net WAC Cap” for the Group 2 Subordinate Certificates is equal to the weighted average of the Net Mortgage Rates of the Group 2A, Group 2B and Group 2C Mortgage Loans, weighted based on the subordinated component, adjusted by the number of days in the related accrual period.

Net Maximum Rate:

The “Net Maximum Rate” with respect to each Group 2 Mortgage Loans is equal to the maximum mortgage rate less the servicing fee rate (0.375%), and LPMI fee rate.

Net Maximum Rate Cap:

The “Net Maximum Rate Cap” for the Group 2 Subordinate Certificates is equal to the related Net WAC Cap computed by assuming each Group 2 Mortgage Loan accrued interest at its Net Maximum Rate.

Basis Risk Shortfall

Amount:

Each of the Group 2 Subordinate Certificates will be entitled to the payment of an amount equal to the sum of (i) the excess, if any, of (a) interest accrued at the Certificate Interest Rate for such Class (without giving effect to the related Net WAC Cap) over (b) the amount of interest actually accrued at the Certificate Interest Rate for such Class and (ii) the unpaid portion of any such excess from previous Distribution Dates (and any interest thereon at the Certificate Interest Rate for such Class without giving effect to the related Net WAC Cap) (together, the related “Basis Risk Shortfall Amount”).  The Basis Risk Shortfall Amount will be paid only to the extent of interest otherwise distributable to the Class 2-X Certificates (after the reduction due to Net Deferred Interest allocable to the Class 2-X Certificates).

Adjusted Cap Rate:

The “Adjusted Cap Rate” for the Class 2-A1A, Class 2-A1B, Class 2-A1C and Class 2-A2 Certificates and the Subordinate Certificates and for any Distribution Date equals the related Net WAC Cap, computed for this purpose by first reducing the weighted average of the Net Mortgage Rates of the related Mortgage Loans by a per annum rate equal to: (i) the product of (a) the Net Deferred Interest for the related Mortgage Loans for such Distribution Date, and (b) 12, divided by (ii) the aggregate principal balance of the related Mortgage Loans as of the first day of the month prior to such Distribution Date.

The “Class 2-X Adjusted Cap Rate” for the Class 2-X Certificates for any distribution date will equal the pass-through rate for the Class 2-X Certificates computed for this purposes by (i) substituting “subordinate adjusted cap rate” for “subordinate net WAC” in clause (i) of the definition of pass-through rate for the Class 2-X Certificates, and (ii) by computing the interest accrued on the subordinate certificates by substituting “subordinate adjusted cap rate” for “subordinate net WAC” in the definition of the pass-through rate for each class of subordinate certificates.

Net Deferred Interest :

The “Net Deferred Interest” for a Distribution Date for a sub-group of Mortgage Loans is the excess, if any, of Deferred Interest related to a sub-group of Mortgage Loans for the related due period over voluntary principal prepayments of such sub-group of Mortgage Loans for the related prepayment period.

For any Distribution Date, Net Deferred Interest for a sub-group of Group 1 Mortgage Loans will be allocated to the related Class of Group 1 Certificates.

For any Distribution Date, Net Deferred Interest for a sub-group of Group 2 Mortgage Loans will be allocated to the Group 2 Certificates as follows: the excess, if any, for each such class of (i) the current interest accrued at the applicable Certificate Interest Rate for such class, over (ii) the amount of current interest that would have accrued had the Certificate Interest Rate for such class equaled the related Adjusted Cap Rate for such class and Distribution Date.  The amount of current interest allocable to each Class of Group 2 Certificates will be reduced by the amount of Net Deferred Interest allocable to such Class of Group 2 Certificates and such Net Deferred Interest will be added to the principal balance of such Class of Certificates (or added to the principal balance of the applicable component of the Class 2-PO Certificates in the case of the Class 2-X Certificates).

Group 1 Certificates

Priority of Distributions:

Available funds from the Group 1 Mortgage Loans will be distributed in the following order of priority:

1)

a)

interest from the Group 1A Mortgage loans to the Class 1A1A Certificates, accrued and unpaid interest, at the related Certificate Interest Rate;

b)

interest from the Group 1B Mortgage loans to the Class 1A1B Certificates, accrued and unpaid interest, at the related Certificate Interest Rate;

c)

interest from the Group 1C Mortgage loans to the Class 1A1C Certificates, accrued and unpaid interest, at the related Certificate Interest Rate;

2)

a)

principal from the Group 1A Mortgage Loans to the Class 1-A1A Certificates, until the principal balance of such Class has been reduced to zero;

b)

principal from the Group 1B Mortgage Loans to the Class 1-A1B Certificates, until the principal balance of such Class has been reduced to zero;

c)

principal from the Group 1C Mortgage Loans to the Class 1-A1C Certificates, until the principal balance of such Class has been reduced to zero;

Group 2 Certificates

Priority of Distributions:

Available funds from the Group 2 Mortgage Loans will be distributed in the following order of priority:

1)

* The Group 2 Senior Certificates from interest on the related Group 2 sub-group mortgage loans, accrued and unpaid interest, at the related Certificate Interest Rate, provided, however, that any interest distributable to the Class 2-X Certificates will be reduced to the extent necessary to pay any Basis Risk Shortfall Amount below (after giving effect to any related Net Deferred Interest amount allocated to the Class 2-PO Certificate);

2)

**

a)

from the Group 2A Mortgage Loans to the first to the Class 2-A-R, second, to the Class 2-A1A Certificates and third to the Group 2A Component of the Class 2-PO Certificates, until the principal balance of such Class or component has been reduced to zero, up to the principal allocable for such classes;

b)

from the Group 2B Mortgage Loans to the first to the Class 2-A1B Certificates and second to the Group 2B Component of the Class 2-PO Certificates, until the principal balance of such Class or component has been reduced to zero, up to the principal allocable for such classes;

c)

from the Group 2C Mortgage Loans to the first, pro rata to the Class 2-A1C and Class 2-A2 Certificates and second to the Group 2C Component of the Class 2-PO Certificates, until the principal balance of such Class or component has been reduced to zero, up to the principal allocable for such classes;

3)

Any reimbursement amounts due on draws related to the Freddie Mac Guaranty;

4)

Any reimbursement amounts due on draws related to the Class 2-A2 Policy;

5)

Class 2-B1 Certificates, accrued and unpaid interest at the Class 2-B1 Certificate Interest Rate;

6)

Class 2-B1 Certificates, principal allocable to such Class;

7)

Class 2-B2 Certificates, accrued and unpaid interest at the Class 2-B2 Certificate Interest Rate;

8)

Class 2-B2 Certificates, principal allocable to such Class;

9)

Class 2-B3 Certificates, accrued and unpaid interest at the Class 2-B3 Certificate Interest Rate;

10)

Class 2-B3 Certificates, principal allocable to such Class;

11)

to the Class 2-B4, Class 2-B5 and Class 2-B6 Certificates, in sequential order, accrued and unpaid interest at the related Certificate Interest Rate and their respective share of principal allocable to such Classes;

12)

to the Group 2 Subordinate Certificates, sequentially in numerical order, to pay any related Basis Risk Shortfall Amount from amounts otherwise distributable with respect to the Class 2-X Certificates (after giving effect to any Net Deferred Interest amount allocated to the Class 2-X Certificates)

*

The accrued and unpaid interest payable to a Class of Certificates on any Distribution Date will be reduced by the amount of any related Net Deferred Interest allocated to such Class of Certificates on such Distribution Date.

**   Under certain limited circumstances such as when (i) the aggregate principal balance of any of the Group 2 Senior Certificates and the related principal only component have been reduced to zero or (ii) the aggregate principal balance of any of the Group 2 Senior Certificates and principal only component related   to a Group 2 subgroup are undercollateralized, principal and/or interest from another Group 2 subgroup will be used to make   payments on the unrelated Class A Certificates and principal only component.

Aggregate Group 2 Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$363,162,667	$25,969	$691,454
Average Scheduled Principal Balance	$223,898
Number of Mortgage Loans	1,622

Weighted Average Gross Coupon	6.882%	1.500%	8.875%
Weighted Average FICO Score	685	620	816
Weighted Average Combined Original LTV	81.37%	16.67%	95.00%

Weighted Average Original Term	360 months	360 months	360 months
Weighted Average Stated Remaining Term	357 months	351 months	360 months
Weighted Average Seasoning	3 months	0 months	9 months

Weighted Average Gross Margin	3.389%	1.400%	5.225%
Weighted Average Minimum Interest Rate	3.389%	1.400%	5.225%
Weighted Average Maximum Interest Rate	9.968%	7.950%	13.400%
Weighted Average Initial Rate Cap	0.000%	0.000%	0.000%
Weighted Average Subsequent Rate Cap	0.000%	0.000%	0.000%
Weighted Average Months to Roll	1 month	1 month	2 months

Maturity Date		May 1 2035	Feb 1 2036
Maximum Zip Code Concentration	0.85%	89123

ARM	100.00%	Investor	13.55%
		Primary	83.60%
Negam MTA	100.00%	Second Home	2.85%

Not Interest Only	100.00%	Negative Amortization Limit
		110	3.03%
Prepay Penalty: N/A	17.78%	115	96.97%
Prepay Penalty: 6 months	0.10%
Prepay Penalty: 12 months	16.48%	Payment Cap
Prepay Penalty: 36 months	65.64%	7.5	100.00%

First Lien	100.00%	Payment Adjustment Frequency
		12	100.00%
Alternative Documentation	4.63%
Full Documentation	19.08%	Initial Recast Period
Reduced Documentation	56.96%	60	92.85%
Stated Documentation	19.32%	120	7.15%

Cash Out Refinance	36.17%	Subsequent Recast Period
Purchase	38.78%	60	100.00%
Rate/Term Refinance	25.05%
		Top 5 States:
2 Units	6.26%	California	29.54%
3 Units	2.11%	Florida	20.11%
4 Units	2.00%	Nevada	10.92%
Condo High-Rise	1.09%	Arizona	6.34%
Condominium	8.42%	New Jersey	4.83%
Cooperative	0.02%
PUD	23.25%
Single Family	56.85%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	19	745,105.23	0.21%	6.871	357	80.98	674
50,000.01 - 100,000.00	124	9,951,425.96	2.74%	7.127	357	82.82	687
100,000.01 - 150,000.00	289	36,789,521.07	10.13%	7.059	357	84.19	681
150,000.01 - 200,000.00	262	45,315,621.92	12.48%	7.015	357	80.16	680
200,000.01 - 250,000.00	279	62,733,858.43	17.27%	6.762	357	80.51	688
250,000.01 - 300,000.00	273	74,963,123.41	20.64%	6.939	357	82.32	685
300,000.01 - 350,000.00	228	73,653,831.47	20.28%	6.803	357	81.82	689
350,000.01 - 400,000.00	104	38,285,362.20	10.54%	6.829	358	80.97	683
400,000.01 - 450,000.00	25	10,580,974.70	2.91%	6.949	358	78.47	684
450,000.01 - 500,000.00	9	4,199,396.56	1.16%	5.780	358	77.22	693
500,000.01 - 550,000.00	4	2,107,669.21	0.58%	6.809	358	76.94	697
550,000.01 - 600,000.00	1	593,007.21	0.16%	7.000	357	49.42	662
600,000.01 - 650,000.00	3	1,878,923.54	0.52%	7.001	357	74.39	700
650,000.01 - 700,000.00	2	1,364,845.72	0.38%	6.873	358	75.00	692
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
360	1,622	363,162,666.63	100.00%	6.882	357	81.37	685
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
301-360	1,622	363,162,666.63	100.00%	6.882	357	81.37	685
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2 Units	81	22,724,585.38	6.26%	6.752	357	79.93	690
3 Units	21	7,668,613.87	2.11%	6.736	357	76.34	671
4 Units	18	7,270,774.93	2.00%	7.108	357	73.74	688
Condo High-Rise	17	3,943,576.04	1.09%	6.067	357	83.99	696
Condominium	174	30,574,752.63	8.42%	6.908	357	83.16	699
Cooperative	1	88,148.76	0.02%	6.625	357	80.00	664
PUD	342	84,432,091.38	23.25%	6.869	357	84.74	693
Single Family	968	206,460,123.64	56.85%	6.912	357	80.29	680
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	273	49,206,399.77	13.55%	6.826	357	72.84	694
Primary	1,299	303,621,875.81	83.60%	6.898	357	82.62	683
Second Home	50	10,334,391.05	2.85%	6.704	357	85.22	716
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	587	131,364,749.95	36.17%	6.848	357	71.70	673
Purchase	598	140,817,621.82	38.78%	6.834	357	88.13	704
Rate/Term Refinance	437	90,980,294.86	25.05%	7.006	357	84.86	674
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alternative Documentation	90	16,829,220.10	4.63%	6.681	357	85.89	690
Full Documentation	366	69,306,071.99	19.08%	6.992	357	86.49	682
Reduced Documentation	860	206,867,755.48	56.96%	6.806	357	79.53	684
Stated Documentation	306	70,159,619.06	19.32%	7.048	357	80.64	692
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	52	10,973,924.08	3.02%	6.432	357	41.09	682
50.00- 54.99	31	7,245,581.38	2.00%	6.552	357	52.48	685
55.00- 59.99	33	7,635,872.90	2.10%	6.779	358	57.45	681
60.00- 64.99	46	10,861,122.08	2.99%	6.484	358	62.65	674
65.00- 69.99	83	20,781,095.05	5.72%	6.694	357	67.88	681
70.00- 74.99	155	35,698,666.80	9.83%	6.686	358	71.64	677
75.00- 79.99	196	48,689,678.18	13.41%	6.773	357	76.65	671
80.00- 80.00	132	29,834,178.28	8.22%	6.497	358	80.00	681
80.01- 84.99	13	3,435,031.56	0.95%	7.075	357	83.72	663
85.00- 89.99	168	37,182,146.23	10.24%	7.057	357	88.60	680
90.00- 94.99	462	94,301,806.62	25.97%	7.171	357	90.79	684
95.00- 99.99	251	56,523,563.47	15.56%	6.986	356	95.00	716
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	2	217,167.91	0.06%	8.073	356	92.92	656
Alaska	5	1,301,785.36	0.36%	6.742	357	86.56	650
Arizona	105	23,014,185.13	6.34%	6.906	357	84.10	690
Arkansas	1	155,948.45	0.04%	7.125	357	90.00	649
California	367	107,292,909.62	29.54%	6.844	357	73.82	681
Colorado	11	1,722,595.20	0.47%	6.310	357	81.03	669
Connecticut	12	2,597,665.52	0.72%	6.728	357	83.13	668
Delaware	2	614,653.05	0.17%	7.078	357	80.00	675
Florida	349	73,026,679.27	20.11%	6.943	357	86.46	697
Georgia	21	3,195,582.30	0.88%	7.437	357	87.81	666
Hawaii	5	1,898,956.73	0.52%	5.539	358	74.23	711
Idaho	8	1,024,811.87	0.28%	6.946	357	83.16	655
Illinois	42	8,581,934.27	2.36%	6.933	357	83.28	670
Indiana	20	2,354,453.37	0.65%	7.489	358	90.31	679
Iowa	2	212,712.49	0.06%	6.913	358	88.28	748
Kansas	2	226,836.94	0.06%	7.837	358	91.47	639
Kentucky	13	1,532,950.27	0.42%	6.780	357	90.04	660
Maryland	22	4,979,301.42	1.37%	7.096	357	76.56	672
Massachusetts	13	3,391,751.98	0.93%	6.928	357	78.26	672
Michigan	59	7,202,528.39	1.98%	6.755	357	84.89	675
Minnesota	5	1,015,621.55	0.28%	6.804	357	77.85	681
Missouri	7	748,046.87	0.21%	7.352	357	86.89	683
Nevada	159	39,668,724.51	10.92%	6.975	357	87.38	699
New Jersey	65	17,542,133.32	4.83%	6.612	357	83.64	685
New Mexico	2	252,278.28	0.07%	6.843	357	88.84	685
New York	38	10,500,716.05	2.89%	6.603	357	66.85	695
North Carolina	10	1,382,842.79	0.38%	7.183	358	89.59	661
Ohio	44	5,615,834.65	1.55%	6.786	357	88.41	668
Oklahoma	11	1,274,777.99	0.35%	6.970	356	90.23	682
Oregon	8	1,460,940.25	0.40%	7.253	358	81.89	677
Pennsylvania	60	10,141,217.31	2.79%	6.852	357	88.81	674
Rhode Island	3	717,024.16	0.20%	7.094	359	81.92	652
South Carolina	3	587,384.37	0.16%	7.882	357	95.00	692
Tennessee	5	644,774.63	0.18%	7.274	357	89.15	652
Texas	16	1,928,806.19	0.53%	7.291	356	88.36	680
Utah	38	7,160,730.13	1.97%	6.682	357	85.81	672
Virginia	35	8,339,959.22	2.30%	6.872	357	76.33	674
Washington	25	5,497,246.63	1.51%	7.138	357	81.70	678
West Virginia	3	837,193.47	0.23%	6.908	358	81.20	659
Wisconsin	24	3,301,004.72	0.91%	7.073	357	88.48	682
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500 - 1.999	15	3,836,861.83	1.06%	1.734	359	69.81	678
2.000 - 2.499	18	3,644,307.65	1.00%	2.161	358	75.80	717
2.500 - 2.999	3	788,611.66	0.22%	2.644	359	87.39	654
3.000 - 3.499	4	802,102.13	0.22%	3.250	359	83.06	682
3.500 - 3.999	3	1,072,557.95	0.30%	3.619	358	89.47	717
4.000 - 4.499	5	860,773.63	0.24%	4.221	359	87.94	686
5.000 - 5.499	1	102,960.52	0.03%	5.000	358	80.00	670
5.500 - 5.999	10	2,089,997.88	0.58%	5.737	358	73.27	723
6.000 - 6.499	116	28,358,081.24	7.81%	6.277	357	79.68	698
6.500 - 6.999	511	122,284,764.50	33.67%	6.714	357	79.09	689
7.000 - 7.499	672	147,958,997.77	40.74%	7.114	357	80.91	679
7.500 - 7.999	142	28,379,339.16	7.81%	7.682	356	90.02	686
8.000 - 8.499	89	16,619,478.90	4.58%	8.164	357	90.68	678
8.500 - 8.999	33	6,363,831.81	1.75%	8.617	357	90.17	676
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
7.500 - 7.999	1	285,801.37	0.08%	6.750	356	95.00	692
9.500 - 9.999	1,593	357,516,757.24	98.45%	6.863	357	81.24	685
10.000 -10.499	1	31,480.27	0.01%	7.625	354	70.00	627
10.500 -10.999	2	334,259.47	0.09%	7.739	356	89.97	660
11.000 -11.499	24	4,787,042.84	1.32%	8.246	357	89.70	687
13.000 -13.499	1	207,325.44	0.06%	7.125	357	88.09	652
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000 - 1.499	1	102,960.52	0.03%	5.000	358	80.00	670
2.000 - 2.499	25	6,144,181.45	1.69%	5.834	357	77.76	697
2.500 - 2.999	295	71,238,383.39	19.62%	6.480	357	78.79	695
3.000 - 3.499	778	179,529,199.10	49.43%	6.908	357	79.55	682
3.500 - 3.999	298	64,679,636.14	17.81%	6.733	357	83.91	684
4.000 - 4.499	148	26,646,929.97	7.34%	7.539	357	90.16	686
4.500 - 4.999	68	13,526,454.54	3.72%	8.395	357	90.48	681
5.000 - 5.499	9	1,294,921.52	0.36%	8.658	358	89.39	654
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.001 - 1.500	1	102,960.52	0.03%	5.000	358	80.00	670
2.001 - 2.500	33	7,548,828.03	2.08%	5.862	357	78.70	696
2.501 - 3.000	294	71,279,270.96	19.63%	6.492	357	78.43	695
3.001 - 3.500	777	179,539,446.76	49.44%	6.892	357	79.68	682
3.501 - 4.000	295	63,981,314.89	17.62%	6.793	357	84.12	685
4.001 - 4.500	146	26,021,847.72	7.17%	7.540	357	90.02	685
4.501 - 5.000	67	13,394,076.23	3.69%	8.397	357	90.48	681
5.001 - 5.500	9	1,294,921.52	0.36%	8.658	358	89.39	654
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Rate Adjustment Frequency	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1	1,622	363,162,666.63	100.00%	6.882	357	81.37	685
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Months to Next Rate Adjustment	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1	1,604	359,632,273.92	99.03%	6.925	357	81.38	685
2	18	3,530,392.71	0.97%	2.563	359	80.83	683
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Months to Next Payment Adjustment	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4	2	503,509.89	0.14%	6.580	351	94.72	724
5	3	628,864.60	0.17%	7.362	352	85.93	748
6	5	1,119,356.60	0.31%	6.848	353	90.46	690
7	35	7,710,885.88	2.12%	7.044	354	85.28	696
8	170	35,158,880.33	9.68%	7.156	355	89.74	692
9	290	63,004,001.29	17.35%	7.105	356	87.85	692
10	548	121,706,526.21	33.51%	6.953	357	77.66	683
11	340	76,992,597.65	21.20%	6.568	358	78.47	684
12	227	55,764,044.18	15.36%	6.764	359	79.96	678
13	2	574,000.00	0.16%	2.082	360	82.50	625
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
600-624	43	10,529,436.31	2.90%	6.778	358	76.39	622
625-649	320	72,715,031.05	20.02%	6.952	357	78.23	639
650-674	452	96,110,091.79	26.46%	6.951	357	79.67	662
675-699	281	62,241,141.40	17.14%	6.890	357	81.87	685
700-724	234	52,922,180.59	14.57%	6.863	357	85.97	711
725-749	127	30,150,181.33	8.30%	6.861	357	86.59	736
750-774	96	21,989,210.78	6.05%	6.704	357	83.71	760
775-799	61	14,643,501.03	4.03%	6.606	357	78.07	785
800+	8	1,861,892.35	0.51%	6.157	356	85.84	806
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Original Prepayment Penalty Periods	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	285	64,554,776.83	17.78%	6.490	358	77.49	692
6	1	354,561.32	0.10%	6.875	356	69.90	672
12	234	59,864,620.68	16.48%	6.769	358	75.77	684
36	1,102	238,388,707.80	65.64%	7.017	357	83.84	684
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Negative Amortization Limit	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
110.000	40	11,009,570.10	3.03%	6.610	357	67.92	694
115.000	1,582	352,153,096.53	96.97%	6.891	357	81.79	685
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

30-59 Day Delinquencies	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0	1,591	354,851,527.51	97.71%	6.879	357	81.46	685
1	31	8,311,139.12	2.29%	7.042	356	77.49	698
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

HarborView Mortgage Loan Trust 2006-CB1

Preliminary Marketing Materials

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in this free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

RBS Greenwich Capital

Trading		Banking		Structuring
Name/Email	Phone	Name/Email	Phone	Name/Email	Phone
Jesse Litvak Jesse.Litvak@gcm.com	(203) 625-6160	Vinu Phillips philliv@gcm.com	(203) 622-5626	Bill O’Brien	(203) 625-6160

		Michael McKeever mckeevm@gcm.com	(203) 618-2237

		Sean Curran currans@gcm.com	(203) 618-2426

Rating Agencies

Standard and Poor’s		Moody’s Investor Service
Name/Email	Phone	Name/Email	Phone
James Taylor James_taylor@sandp.com	(212) 438-6067	Amita Shrivastava Amita.shrivastava@moodys.com	(201) 915-8730

Preliminary Term Sheet                                                                               Date Prepared: February [22], 2006

HarborView Mortgage Loan Trust 2006-CB1

Mortgage Pass-Through Certificates, Series 2006-CB1

 $26,330,000 Class 2-B1, Class 2-B2 and Class 2-B3 Offered Certificates

Adjustable Rate Residential Mortgage Loans

Class	Principal Amount (Approx) (1)	WAL (Yrs) Call/ Mat(2)	Pmt Window (Mths) Call/ Mat(2)	Interest Rate Type	Tranche Type	Expected Ratings Moody’s/S&P
1-A1A	$91,972,454	Not Offered Hereby		Net WAC (3)	Pass-Through	NA/NA
1-A1B	$69,131,840			Net WAC (3)	Pass-Through	NA/NA
1-A1C	$385,388,644			Net WAC (3)	Pass-Through	NA/NA
2-A1A	$58,581,000			Net WAC (3)	Super Senior Floater	Aaa/AAA
2-A1B	$54,028,000			Net WAC (3)	Super Senior Floater	Aaa/AAA
2-A1C	$149,594,000			Net WAC (3)	Super Senior Floater	Aaa/AAA
2-A2	$65,551,000	Not Marketed Hereby		Net WAC (4)	Senior Mezz Floater	Aaa/AAA
2-X (5)	Notional	Not Offered Hereby		Variable	Senior IO	Aa2/AAA
2-PO (6)	$120			N/A	Senior PO	Aaa/AAA
2-A-R	$100			Net WAC	Senior Residual	Aaa/AAA
2-B1	$14,527,000	5.63/6.30	1-99/1-360	Floater (7)	Subordinate Floater	Aa2/AA
2-B2	$6,719,000	5.63/6.30	1-99/1-360	Floater (7)	Subordinate Floater	A2/A+
2-B3	$5,084,000	5.63/6.30	1-99/1-360	Floater (7)	Subordinate Floater	Baa2/BBB+
2-B4	$2,905,000	Not Offered Hereby		Floater (7)	Subordinate Floater	Ba2/BB+
2-B5	$4,176,000			Floater (7)	Subordinate Floater	NR/B
2-B6	$1,997,446			Floater (7)	Subordinate Floater	NR/NR

Total	$909,655,605

(1)

Distributions on the Class 1-A1A, Class 1-A1B and Class 1-A1C will each be derived from a related sub-group of adjustable rate Mortgage Loans, (the Group 1A, Group 1B and Group 1C Mortgage Loans, respectively, together the “Group 1 Mortgage Loans”).  Distributions on the (i) Class 2-A1A and Class 2-A-R Certificates, (ii) Class 2-A1B Certificates and (iii) Class 2-A1C and Class 2-A2 Certificates will each be derived from a related sub-group of adjustable rate Mortgage Loans, (the Group 2A, Group 2B and Group 2C Mortgage Loans, respectively, together the “Group 2 Mortgage Loans”).  The Class 2-A-R, Class 2-X, Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5, Class 2-B6 and Class 2-PO Certificates will be derived from the Group 2 Mortgage Loans.

        Class sizes are subject to final collateral pool size and rating agency approval and may increase or decrease by up to 10%.

(2)

The WAL and Payment Window for the Class 2-B1, Class 2-B2 and Class 2-B3 Certificates are shown to the first possible Group 2 Optional Call Date and to maturity.

(3)

On each Distribution Date the Certificate Interest Rate for the Class 1-A1A, Class 1-A1B, Class 1-A1C, Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates will be equal to the weighted average Net Mortgage Rate of the related sub-group Mortgage Loans.

(4)

On each Distribution Date the Certificate Interest Rate for the Class 2-A2 Certificates will be equal to the weighted average Net Mortgage Rate of the Group 2C Mortgage Loans less the Class 2-A2 Policy Premium Rate.

(5)

The Class 2-X Certificates will have a notional balance equal to the aggregate balance of the Group 2 Subordinate Certificates and Class 2-PO Certificates.  It will accrue interest on its notional balance on each Distribution Date at a Certificate Interest Rate equal to the excess of (i) the net WAC Cap for the Subordinate Certificates (adjusted to a 30/360 basis) over (ii) the product of (a) the interest accrued on the Subordinate Certificates for such Distribution Date multiplied by 12, divided by (b) the notional amount of the Class 2-X Certificates as of the day immediately preceding such distribution date.

(6)

The Class 2-PO Certificates will consist of three principal only components each related to a specific group of Mortgage Loans The Class 2-PO Certificates will have an initial principal balance equal to $120, which principal balance will be increased to the extent of any Net Deferred Interest from the Mortgage Loans allocated to the Class 2-X Certificates, as described herein.  The Class 2-PO Certificates will not receive interest distributions.

(7)

On each Distribution Date, the Certificate Interest Rate for the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates will be equal to the least of (i) One-Month LIBOR plus the related margin (which margin will be multiplied by 1.5 after the first possible Group 2 Optional Call Date), (ii) the related Net WAC Cap and (iii) the related Net Maximum Rate Cap.

Depositor:	Greenwich Capital Acceptance, Inc.
Class 2-A2 Policy

Sole Underwriter:

Greenwich Capital Markets, Inc.

Provider:

XL Capital Assurance Inc.

Class 1-A1 and Class 2-A1

Guarantor:

Freddie Mac will be Guarantor of the Class 1-A1A, Class 1-A1B, Class 1-A1C, Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates.

Servicer:

Countrywide Home Loans Servicing, LP

Originator:

Countrywide Home Loans, Inc.

Trustee:

The Bank of New York.

Custodian:

The Bank of New York.

Rating Agencies:

S&P and Moody’s will rate the Class 2-B1, Class 2-B2 and Class 2-B3 Certificates.  It is expected that these Certificates will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date:

February 1, 2006.

Expected Pricing Date:

February [24], 2006.

Closing Date:

February 28, 2006.

Distribution Date:

The 25th day of each month (or if such day is not a business day, the next succeeding business day), commencing in March 2006.

Group 1 Certificates:

The Class 1-A1A, Class 1-A1B and Class 1-A1C Certificates (the “Class 1-A1 Certificates” or the “Group 1 Certificates”).

Group 2 Certificates:

The Class 2-A1A, Class 2-A1B, Class 2-A1C, (together, the “Class 2-A1 Certificates”) Class 2-A2 (together with the Class 2-A1 Certificates, the “Class 2-A Certificates”), Class 2-X, Class 2-PO and Class 2-A-R Certificates (together the “Group 2 Class A Certificates” or the “Group 2 Senior Certificates”).  The “Group 2 Subordinate Certificates” will consist of the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 (together with the Group 2 Senior Certificates, the “Group 2 Certificates”).  The Class 2-A2, Class 2-B1, Class 2-B2 and Class 2-B3 Certificates (collectively, the “Offered Certificates”) are being offered publicly.  The Class 2-B1, Class 2-B2 and Class 2-B3 Certificates are marketed hereby.

Accrued Interest:

The Group 1 Certificates, the Class 2-A1A, Class 2-A1B, Class 2-A1C, Class 2-A2, Class 2-A-R and Class 2-X Certificates will settle with 27 days accrued interest.

The Group 2 Subordinate Certificates will settle flat.

Interest Accrual Period:

The interest accrual period for the Group 1 Certificates, Class 2-A1A, Class 2-A1B, Class 2-A1C, Class 2-A2, Class 2-A-R and Class 2-X Certificates will be the calendar month prior to such Distribution Date (on a 30/360 basis).

The interest accrual period with respect to the Group 2 Subordinate Certificates for a given Distribution Date will be the period beginning with the prior Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an Actual/360 basis).

Registration:

The Offered Certificates will be made available in book-entry form through DTC.  The Offered Certificates will, upon request, be made available in book-entry form through Clearstream, Luxembourg and the Euroclear System.  The Class B-4, Class B-5 and Class B-6 will be made available in book-entry form through PORTAL.

Federal Tax Treatment:

It is anticipated that the Certificates (other than the Class 2-A-R Certificates) will be treated as REMIC regular interests for federal tax income purposes.  The Class 2-A-R Certificate will be treated as a REMIC residual interest for tax purposes.

ERISA Eligibility:

The Group 1 Certificates, the Class 2-A1A, Class 2-A1B, Class 2-A1C, Class 2-X and Class 2-PO Certificates are expected to be ERISA eligible. Prospective investors should review with their legal advisors whether the purchase and holding of the Group 1 Certificates, the Class 2-A1A, Class 2-A1B, Class 2-A1C, Class 2-X and Class 2-PO Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws.

SMMEA Treatment:

The Group 1 Certificates and the Group 2 Class A Certificates and Class 2-B1 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.  The Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Group 1 Optional

Termination:

The terms of the transaction allow for an optional call of the Group 1 Mortgage Loans and the retirement of the Group 1 Certificates (the “Group 1 Clean-up Call”), which may be exercised once the aggregate principal balance of the Group 1 Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Group 1 Mortgage Loans as of the Cut-off Date.

Group 2 Optional

Termination:

The terms of the transaction allow for an optional call of the Group 2 Mortgage Loans and the retirement of the Group 2 Certificates (the “Group 2 Clean-up Call”), which may be exercised once the aggregate principal balance of the Group 2 Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Group 2 Mortgage Loans as of the Cut-off Date.

Pricing Prepayment

Speed:

The Offered Certificates will be priced to a prepayment speed of 25% CPR.

Minimum Denomination:

The Offered Certificates will be issued in denominations of $25,000 and integral multiples of $1 in excess thereof; provided that such Certificates must be purchased in minimum total investments of $100,000.

Final Maturity Date:

The Distribution Date occurring in [March 2036].

The  Mortgage Loans:

The “Mortgage Loans” consist of adjustable rate, first lien residential Mortgage Loans with an aggregate principal balance as of the Cut-off Date of approximately $909,655,605.  On or prior to the Closing Date, it is expected that some of the Mortgage Loans may be removed from the trust and certain other similar Mortgage Loans may be added to the trust.  All of the Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after the initial fixed rate period of 1, 2 or 3 months) based upon an Index rate of the 12-month moving average of the monthly yield on United States treasury securities adjusted to a constant maturity of one year (the “MTA”).  After the initial fixed interest rate period, the interest rate for each Mortgage Loan will adjust monthly to equal the sum of the related Index and the gross margin.  All of the Mortgage Loans are subject to a maximum mortgage rate.

For all of the Mortgage Loans, the minimum monthly payment amount is subject to adjustment on a date specified in the mortgage note and annually on the same date thereafter, subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.500% of the current monthly payment, (ii) as of the fifth or tenth anniversary of the first due date and on the same day every five years thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance would exceed a percentage (either 110% or 115%) of the original principal balance due to deferred interest (the “Negative Amortization Limit”), the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over the remaining term to maturity.

Negative amortization on a Mortgage Loan will occur when the borrower elects to make the minimum monthly payment and such payment is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan (such deficiency, “Deferred Interest”).  The amount of the Deferred Interest is added to the unpaid principal balance of the Mortgage Loan.

The Mortgage Loans will be divided into two main groups, the Group 1 Mortgage Loans and the Group 2 Mortgage Loans and six sub-groups the Group 1A, Group 1B, Group 1C, Group 2A, Group 2B and Group 2C Mortgage Loans.

The Group 1 Mortgage loans are expected to have an aggregate balance of approximately $546,492,938 on the Closing Date.

The Group 1A Mortgage loans will not be subject to any prepayment penalties (except for a deminimus portion of the loans with 6 month prepayment penalty terms) and are expected to have an aggregate balance of approximately $91,972,454 on the Closing Date.

The Group 1B Mortgage loans will have an original prepayment penalty term of approximately one year from the date of origination.  The Group 1B Mortgage Loans are expected to have an aggregate balance of approximately $69,131,840 on the Closing Date.

The Group 1C Mortgage loans will have an original prepayment penalty term of approximately three years from the date of origination.  The Group 1C Mortgage Loans are expected to have an aggregate balance of approximately $385,388,644 on the Closing Date.

The Group 2 Mortgage loans are expected to have an aggregate balance of approximately $363,162,667 on the Closing Date.

The Group 2A Mortgage loans will not be subject to any prepayment penalties and are expected to have an aggregate balance of approximately $64,909,338 on the Closing Date.

The Group 2B Mortgage loans will have an original prepayment penalty term of approximately one year from the date of origination.  The Group 2B Mortgage Loans are expected to have an aggregate balance of approximately $59,864,621 on the Closing Date.

The Group 2C Mortgage loans will have an original prepayment penalty term of approximately three years from the date of origination.  The Group 2C Mortgage Loans are expected to have an aggregate balance of approximately $238,388,708 on the Closing Date.

Group 2 Subordination:

Senior/subordinate, shifting interest structure.  The credit enhancement information shown below is subject to final rating agency approval.

Credit enhancement for the Class 2-B1 Certificates will consist of the subordination of the Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates, initially approximately [5.75]% total subordination.

Credit enhancement for the Class 2-B2 Certificates will consist of the subordination of the Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates, initially approximately [3.90]% total subordination.

Credit enhancement for the Class 2-B3 Certificates will consist of the subordination of the Class 2-B4, Class 2-B5 and Class 2-B6 Certificates, initially approximately [2.50]% total subordination.

The Class 2-A2 Policy:

The Class 2-A2 Policy is for the benefit of the Class 2-A2 Certificates. The policy will unconditionally and irrevocably guarantee payment of (i) the outstanding principal balance of the Class 2-A2 Certificates on their final scheduled distribution date and (ii) accrued and unpaid interest calculated at the certificate interest rate due on the Class 2-A2 Certificates, as applicable, and (iii) any realized losses allocable to the Class 2-A2 Certificates. The Class 2-A2 Policy will not provide credit enhancement for any class of certificates other than the Class 2-A2 Certificates.

Freddie Mac

Guarantee:

The Freddie Mac Guarantee is for the benefit of the Class 1-A1A, Class 1-A1B, Class 1-A1C, Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates.  Freddie Mac guarantees timely interest and ultimate principal.  Freddie Mac’s guarantee of timely interest excludes any interest added to the principal balance in the form of net deferred interest.  However, the guarantee of principal includes the ultimate payment of such amounts added to the principal balance of each class.

Shifting Interest:

Prior to the Distribution Date occurring in March 2016, the Group 2 Subordinate Certificates will be locked out from receipt of unscheduled principal (unless the Group 2 Senior Certificates are paid down to zero or the credit enhancement percentage provided by the Group 2 Subordinate Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the prospectus supplement), the Group 2 Subordinate Certificates will receive increasing portions of unscheduled principal.

The unscheduled principal payment percentages on the Group 2 Subordinate Certificates are as follows:

Periods:

Unscheduled Principal Payments (%)

March 2006 – February 2016

0% Pro Rata Share

March 2016 – February 2017

30% Pro Rata Share

March 2017 – February 2018

40% Pro Rata Share

March 2018 – February 2019

60% Pro Rata Share

March 2019 – February 2020

80% Pro Rata Share

March 2020 and after

100% Pro Rata Share

However, if the credit enhancement percentage provided by the Group 2 Subordinate Certificates has doubled from the initial credit enhancement percentage (subject to the performance triggers described in the prospectus supplement), (i) prior to the Distribution Date in March 2009, the Group 2 Subordinate Certificates will be entitled to only 50% of their pro rata share of the unscheduled principal payments or (ii) on or after the Distribution Date in March 2009, the Group 2 Subordinate Certificates will be entitled to 100% of their pro rata share of the unscheduled principal payments.

Scheduled principal payments will be distributed pro rata to the Group 2 Senior and Subordinate Certificates.

Any unscheduled principal not allocated to the Group 2 Subordinate Certificates will be allocated to the Group 2 Senior Certificates.  In the event the current senior percentage (aggregate class principal balance of the Group 2 Senior Certificates, divided by the aggregate principal balance of the Group 2 Mortgage Loans) exceeds the applicable initial senior percentage (aggregate class principal balance of the Group 2 Senior Certificates as of the Closing Date, divided by the aggregate principal balance of the Group 2 Mortgage Loans as of the Cut-off Date), the Group 2 Senior Certificates will receive all unscheduled principal payments for the Group 2 Mortgage Loans, regardless of any unscheduled principal payment percentages above.

Unscheduled principal will generally consist of the sum of (i) liquidation proceeds, recoveries, and other unscheduled principal amounts and (ii) the excess, if any, of voluntary prepayments over Deferred Interest.

Allocation of

Realized Losses:

Any realized losses on the Group 1 Mortgage Loans will be covered by the Freddie Mac Guarantee.

Any realized losses on the Group 2 Mortgage Loans will be allocated as follows: first, to the Group 2 Subordinate Certificates in reverse order of their numerical Class designations, in each case until the related class principal balance has been reduced to zero; and second; to the Class 2-A2 Certificates until the related class principal balance has been reduced to zero; and third; to the Senior Certificates (other than the Class 2-A2 and Class 2-X Certificates) as follows:

1.

Any remaining realized losses on the Group 2A Mortgage Loans will be allocated to the Class 2-A-R and Class 2-A1A Certificates and to the Group 2A component of the Class 2-PO Certificates on a pro-rata basis until the related class principal balance or component principal balance has been reduced to zero.

2.

Any remaining realized losses on the Group 2B Mortgage Loans will be allocated to the Class 2-A1B Certificates and to the Group 2B component of the Class 2-PO Certificates on a pro-rata basis until the related class principal balance or component principal balance has been reduced to zero.

3.

Any remaining realized losses on the Group 2C Mortgage Loans will be allocated to the Class 2-A1C Certificates and to the Group 2C component of the Class 2-PO Certificates on a pro-rata basis until the related class principal balance or component principal balance has been reduced to zero.

Any realized losses allocated to the Class 2-A1A, Class 2-A1B and Class 2-A1C will be covered by the Freddie Mac Guarantee.

Any realized losses allocated to the Class 2-A2 Certificates will be covered by the Class 2-A2 Policy.

Net Mortgage Rate:

The “Net Mortgage Rate” with respect to each Mortgage Loan is equal to the mortgage rate less the servicing fee rate (0.375%), and LPMI fee rate, if any.

Net WAC Cap:

The “Net WAC Cap” for the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates is equal to the weighted average of the Net Mortgage Rates of the related subgroup of Mortgage Loans.

The “Net WAC Cap” for the Class 2-A2 Certificates is equal to (x) the weighted average of the Net Mortgage Rates of the Group 2C Mortgage Loans, less (y) the Class 2-A2 Policy Premium Rate.

The “Net WAC Cap” for the Group 2 Subordinate Certificates is equal to the weighted average of the Net Mortgage Rates of the Group 2A, Group 2B and Group 2C Mortgage Loans, weighted based on the subordinated component, adjusted by the number of days in the related accrual period.

Net Maximum Rate:

The “Net Maximum Rate” with respect to each Group 2 Mortgage Loans is equal to the maximum mortgage rate less the servicing fee rate (0.375%), and LPMI fee rate.

Net Maximum Rate Cap:

The “Net Maximum Rate Cap” for the Group 2 Subordinate Certificates is equal to the related Net WAC Cap computed by assuming each Group 2 Mortgage Loan accrued interest at its Net Maximum Rate.

Basis Risk Shortfall

Amount:

Each of the Group 2 Subordinate Certificates will be entitled to the payment of an amount equal to the sum of (i) the excess, if any, of (a) interest accrued at the Certificate Interest Rate for such Class (without giving effect to the related Net WAC Cap) over (b) the amount of interest actually accrued at the Certificate Interest Rate for such Class and (ii) the unpaid portion of any such excess from previous Distribution Dates (and any interest thereon at the Certificate Interest Rate for such Class without giving effect to the related Net WAC Cap) (together, the related “Basis Risk Shortfall Amount”).  The Basis Risk Shortfall Amount will be paid only to the extent of interest otherwise distributable to the Class 2-X Certificates (after the reduction due to Net Deferred Interest allocable to the Class 2-X Certificates).

Adjusted Cap Rate:

The “Adjusted Cap Rate” for the Class 2-A1A, Class 2-A1B, Class 2-A1C and Class 2-A2 Certificates and the Subordinate Certificates and for any Distribution Date equals the related Net WAC Cap, computed for this purpose by first reducing the weighted average of the Net Mortgage Rates of the related Mortgage Loans by a per annum rate equal to: (i) the product of (a) the Net Deferred Interest for the related Mortgage Loans for such Distribution Date, and (b) 12, divided by (ii) the aggregate principal balance of the related Mortgage Loans as of the first day of the month prior to such Distribution Date.

The “Class 2-X Adjusted Cap Rate” for the Class 2-X Certificates for any distribution date will equal the pass-through rate for the Class 2-X Certificates computed for this purposes by (i) substituting Adjusted Cap Rate for Net WAC Cap in clause (i) of the definition of Certificate Interest Rate for the Class 2-X Certificates, and (ii) by computing the interest accrued on the subordinate certificates by substituting Adjusted Cap Rate for Net WAC Cap in the definition of the Certificate Interest Rate for each class of Subordinate Certificates.

Net Deferred Interest :

The “Net Deferred Interest” for a Distribution Date for a sub-group of Mortgage Loans is the excess, if any, of Deferred Interest related to a sub-group of Mortgage Loans for the related due period over voluntary principal prepayments of such sub-group of Mortgage Loans for the related prepayment period.

For any Distribution Date, Net Deferred Interest for a sub-group of Group 1 Mortgage Loans will be allocated to the related Class of Group 1 Certificates.

For any Distribution Date, Net Deferred Interest for a sub-group of Group 2 Mortgage Loans will be allocated to the Group 2 Certificates as follows: the excess, if any, for each such class of (i) the current interest accrued at the applicable Certificate Interest Rate for such class, over (ii) the amount of current interest that would have accrued had the Certificate Interest Rate for such class equaled the related Adjusted Cap Rate for such class and Distribution Date.  The amount of current interest allocable to each Class of Group 2 Certificates will be reduced by the amount of Net Deferred Interest allocable to such Class of Group 2 Certificates and such Net Deferred Interest will be added to the principal balance of such Class of Certificates (or added to the principal balance of the applicable component of the Class 2-PO Certificates in the case of the Class 2-X Certificates).

Group 1 Certificates

Priority of Distributions:

Available funds from the Group 1 Mortgage Loans will be distributed in the following order of priority:

1)

a)

interest from the Group 1A Mortgage loans to the Class 1A1A Certificates, accrued and unpaid interest, at the related Certificate Interest Rate;

b)

interest from the Group 1B Mortgage loans to the Class 1A1B Certificates, accrued and unpaid interest, at the related Certificate Interest Rate;

c)

interest from the Group 1C Mortgage loans to the Class 1A1C Certificates, accrued and unpaid interest, at the related Certificate Interest Rate;

2)

a)

principal from the Group 1A Mortgage Loans to the Class 1-A1A Certificates, until the principal balance of such Class has been reduced to zero;

b)

principal from the Group 1B Mortgage Loans to the Class 1-A1B Certificates, until the principal balance of such Class has been reduced to zero;

c)

principal from the Group 1C Mortgage Loans to the Class 1-A1C Certificates, until the principal balance of such Class has been reduced to zero;

Group 2 Certificates

Priority of Distributions:

Available funds from the Group 2 Mortgage Loans will be distributed in the following order of priority:

1)

* The Group 2 Senior Certificates from interest on the related Group 2 sub-group mortgage loans, accrued and unpaid interest, at the related Certificate Interest Rate, provided, however, that any interest distributable to the Class 2-X Certificates will be reduced to the extent necessary to pay any Basis Risk Shortfall Amount below (after giving effect to any related Net Deferred Interest amount allocated to the Class 2-PO Certificate);

2)

**

a)

principal from the Group 2A Mortgage Loans to the first to the Class 2-A-R, second, to the Class 2-A1A Certificates and third to the Group 2A Component of the Class 2-PO Certificates, until the principal balance of such Class or component has been reduced to zero, up to the principal allocable for such classes;

b)

principal from the Group 2B Mortgage Loans to the first to the Class 2-A1B Certificates and second to the Group 2B Component of the Class 2-PO Certificates, until the principal balance of such Class or component has been reduced to zero, up to the principal allocable for such classes;

c)

principal from the Group 2C Mortgage Loans to the first, pro rata to the Class 2-A1C and Class 2-A2 Certificates and second to the Group 2C Component of the Class 2-PO Certificates, until the principal balance of such Class or component has been reduced to zero, up to the principal allocable for such classes;

3)

Any reimbursement amounts due on draws related to the Freddie Mac Guaranty;

4)

Any reimbursement amounts due on draws related to the Class 2-A2 Policy;

5)

Class 2-B1 Certificates, accrued and unpaid interest at the Class 2-B1 Certificate Interest Rate;

6)

Class 2-B1 Certificates, principal allocable to such Class;

7)

Class 2-B2 Certificates, accrued and unpaid interest at the Class 2-B2 Certificate Interest Rate;

8)

Class 2-B2 Certificates, principal allocable to such Class;

9)

Class 2-B3 Certificates, accrued and unpaid interest at the Class 2-B3 Certificate Interest Rate;

10)

Class 2-B3 Certificates, principal allocable to such Class;

11)

to the Class 2-B4, Class 2-B5 and Class 2-B6 Certificates, in sequential order, accrued and unpaid interest at the related Certificate Interest Rate and their respective share of principal allocable to such Classes;

12)

to the Group 2 Subordinate Certificates, sequentially in numerical order, to pay any related Basis Risk Shortfall Amount from amounts otherwise distributable with respect to the Class 2-X Certificates (after giving effect to any Net Deferred Interest amount allocated to the Class 2-X Certificates)

*

The accrued and unpaid interest payable to a Class of Certificates on any Distribution Date will be reduced by the amount of any related Net Deferred Interest allocated to such Class of Certificates on such Distribution Date.

**   Under certain limited circumstances such as when (i) the aggregate principal balance of any of the

Group 2 Senior Certificates and the related principal only component have been reduced to zero or (ii) the aggregate principal balance of any of the Group 2 Senior Certificates and principal only component related   to a Group 2 subgroup are undercollateralized, principal and/or interest from another Group 2 subgroup will be used to make   payments on the unrelated Class A Certificates and principal only component.

Aggregate Group 2 Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$363,162,667	$25,969	$691,454
Average Scheduled Principal Balance	$223,898
Number of Mortgage Loans	1,622

Weighted Average Gross Coupon	6.882%	1.500%	8.875%
Weighted Average FICO Score	685	620	816
Weighted Average Combined Original LTV	81.37%	16.67%	95.00%
Weighted Average Effective LTV (Net of MI)	67.21%	16.67%	80.00%

Weighted Average Original Term	360 months	360 months	360 months
Weighted Average Stated Remaining Term	357 months	351 months	360 months
Weighted Average Seasoning	3 months	0 months	9 months

Weighted Average Gross Margin	3.389%	1.400%	5.225%
Weighted Average Minimum Interest Rate	3.389%	1.400%	5.225%
Weighted Average Maximum Interest Rate	9.968%	7.950%	13.400%
Weighted Average Initial Rate Cap	0.000%	0.000%	0.000%
Weighted Average Subsequent Rate Cap	0.000%	0.000%	0.000%
Weighted Average Months to Roll	1 month	1 month	2 months

Maturity Date		May 1 2035	Feb 1 2036
Maximum Zip Code Concentration	0.85%	89123

ARM	100.00%	Investor	13.55%
		Primary	83.60%
Negam MTA	100.00%	Second Home	2.85%

Not Interest Only	100.00%	Negative Amortization Limit
		110	3.03%
Prepay Penalty: N/A	17.78%	115	96.97%
Prepay Penalty: 6 months	0.10%
Prepay Penalty: 12 months	16.48%	Payment Cap
Prepay Penalty: 36 months	65.64%	7.5	100.00%

First Lien	100.00%	Payment Adjustment Frequency
		12	100.00%
Alternative Documentation	4.63%
Full Documentation	19.08%	Initial Recast Period
Reduced Documentation	56.96%	60	92.85%
Stated Documentation	19.32%	120	7.15%

Cash Out Refinance	36.17%	Subsequent Recast Period
Purchase	38.78%	60	100.00%
Rate/Term Refinance	25.05%
		Top 5 States:
2 Units	6.26%	California	29.54%
3 Units	2.11%	Florida	20.11%
4 Units	2.00%	Nevada	10.92%
Condo High-Rise	1.09%	Arizona	6.34%
Condominium	8.42%	New Jersey	4.83%
Cooperative	0.02%
PUD	23.25%
Single Family	56.85%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	19	745,105.23	0.21%	6.871	357	80.98	674
50,000.01 - 100,000.00	124	9,951,425.96	2.74%	7.127	357	82.82	687
100,000.01 - 150,000.00	289	36,789,521.07	10.13%	7.059	357	84.19	681
150,000.01 - 200,000.00	262	45,315,621.92	12.48%	7.015	357	80.16	680
200,000.01 - 250,000.00	279	62,733,858.43	17.27%	6.762	357	80.51	688
250,000.01 - 300,000.00	273	74,963,123.41	20.64%	6.939	357	82.32	685
300,000.01 - 350,000.00	228	73,653,831.47	20.28%	6.803	357	81.82	689
350,000.01 - 400,000.00	104	38,285,362.20	10.54%	6.829	358	80.97	683
400,000.01 - 450,000.00	25	10,580,974.70	2.91%	6.949	358	78.47	684
450,000.01 - 500,000.00	9	4,199,396.56	1.16%	5.780	358	77.22	693
500,000.01 - 550,000.00	4	2,107,669.21	0.58%	6.809	358	76.94	697
550,000.01 - 600,000.00	1	593,007.21	0.16%	7.000	357	49.42	662
600,000.01 - 650,000.00	3	1,878,923.54	0.52%	7.001	357	74.39	700
650,000.01 - 700,000.00	2	1,364,845.72	0.38%	6.873	358	75.00	692
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
360	1,622	363,162,666.63	100.00%	6.882	357	81.37	685
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
301-360	1,622	363,162,666.63	100.00%	6.882	357	81.37	685
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2 Units	81	22,724,585.38	6.26%	6.752	357	79.93	690
3 Units	21	7,668,613.87	2.11%	6.736	357	76.34	671
4 Units	18	7,270,774.93	2.00%	7.108	357	73.74	688
Condo High-Rise	17	3,943,576.04	1.09%	6.067	357	83.99	696
Condominium	174	30,574,752.63	8.42%	6.908	357	83.16	699
Cooperative	1	88,148.76	0.02%	6.625	357	80.00	664
PUD	342	84,432,091.38	23.25%	6.869	357	84.74	693
Single Family	968	206,460,123.64	56.85%	6.912	357	80.29	680
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	273	49,206,399.77	13.55%	6.826	357	72.84	694
Primary	1,299	303,621,875.81	83.60%	6.898	357	82.62	683
Second Home	50	10,334,391.05	2.85%	6.704	357	85.22	716
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	587	131,364,749.95	36.17%	6.848	357	71.70	673
Purchase	598	140,817,621.82	38.78%	6.834	357	88.13	704
Rate/Term Refinance	437	90,980,294.86	25.05%	7.006	357	84.86	674
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alternative Documentation	90	16,829,220.10	4.63%	6.681	357	85.89	690
Full Documentation	366	69,306,071.99	19.08%	6.992	357	86.49	682
Reduced Documentation	860	206,867,755.48	56.96%	6.806	357	79.53	684
Stated Documentation	306	70,159,619.06	19.32%	7.048	357	80.64	692
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	52	10,973,924.08	3.02%	6.432	357	41.09	682
50.00- 54.99	31	7,245,581.38	2.00%	6.552	357	52.48	685
55.00- 59.99	33	7,635,872.90	2.10%	6.779	358	57.45	681
60.00- 64.99	46	10,861,122.08	2.99%	6.484	358	62.65	674
65.00- 69.99	83	20,781,095.05	5.72%	6.694	357	67.88	681
70.00- 74.99	155	35,698,666.80	9.83%	6.686	358	71.64	677
75.00- 79.99	196	48,689,678.18	13.41%	6.773	357	76.65	671
80.00- 80.00	132	29,834,178.28	8.22%	6.497	358	80.00	681
80.01- 84.99	13	3,435,031.56	0.95%	7.075	357	83.72	663
85.00- 89.99	168	37,182,146.23	10.24%	7.057	357	88.60	680
90.00- 94.99	462	94,301,806.62	25.97%	7.171	357	90.79	684
95.00- 99.99	251	56,523,563.47	15.56%	6.986	356	95.00	716
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Effective Loan-to-Value Ratio (Net of MI)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	52	10,973,924.08	3.02%	6.432	357	41.09	682
50.00- 54.99	31	7,245,581.38	2.00%	6.552	357	52.48	685
55.00- 59.99	34	7,964,866.57	2.19%	6.783	358	58.80	678
60.00- 64.99	330	71,262,869.05	19.62%	7.000	357	86.20	684
65.00- 69.99	680	148,050,171.77	40.77%	7.045	357	88.77	694
70.00- 74.99	167	39,141,397.32	10.78%	6.692	357	72.73	676
75.00- 79.99	196	48,689,678.18	13.41%	6.773	357	76.65	671
80.00- 80.00	132	29,834,178.28	8.22%	6.497	358	80.00	681
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	2	217,167.91	0.06%	8.073	356	92.92	656
Alaska	5	1,301,785.36	0.36%	6.742	357	86.56	650
Arizona	105	23,014,185.13	6.34%	6.906	357	84.10	690
Arkansas	1	155,948.45	0.04%	7.125	357	90.00	649
California	367	107,292,909.62	29.54%	6.844	357	73.82	681
Colorado	11	1,722,595.20	0.47%	6.310	357	81.03	669
Connecticut	12	2,597,665.52	0.72%	6.728	357	83.13	668
Delaware	2	614,653.05	0.17%	7.078	357	80.00	675
Florida	349	73,026,679.27	20.11%	6.943	357	86.46	697
Georgia	21	3,195,582.30	0.88%	7.437	357	87.81	666
Hawaii	5	1,898,956.73	0.52%	5.539	358	74.23	711
Idaho	8	1,024,811.87	0.28%	6.946	357	83.16	655
Illinois	42	8,581,934.27	2.36%	6.933	357	83.28	670
Indiana	20	2,354,453.37	0.65%	7.489	358	90.31	679
Iowa	2	212,712.49	0.06%	6.913	358	88.28	748
Kansas	2	226,836.94	0.06%	7.837	358	91.47	639
Kentucky	13	1,532,950.27	0.42%	6.780	357	90.04	660
Maryland	22	4,979,301.42	1.37%	7.096	357	76.56	672
Massachusetts	13	3,391,751.98	0.93%	6.928	357	78.26	672
Michigan	59	7,202,528.39	1.98%	6.755	357	84.89	675
Minnesota	5	1,015,621.55	0.28%	6.804	357	77.85	681
Missouri	7	748,046.87	0.21%	7.352	357	86.89	683
Nevada	159	39,668,724.51	10.92%	6.975	357	87.38	699
New Jersey	65	17,542,133.32	4.83%	6.612	357	83.64	685
New Mexico	2	252,278.28	0.07%	6.843	357	88.84	685
New York	38	10,500,716.05	2.89%	6.603	357	66.85	695
North Carolina	10	1,382,842.79	0.38%	7.183	358	89.59	661
Ohio	44	5,615,834.65	1.55%	6.786	357	88.41	668
Oklahoma	11	1,274,777.99	0.35%	6.970	356	90.23	682
Oregon	8	1,460,940.25	0.40%	7.253	358	81.89	677
Pennsylvania	60	10,141,217.31	2.79%	6.852	357	88.81	674
Rhode Island	3	717,024.16	0.20%	7.094	359	81.92	652
South Carolina	3	587,384.37	0.16%	7.882	357	95.00	692
Tennessee	5	644,774.63	0.18%	7.274	357	89.15	652
Texas	16	1,928,806.19	0.53%	7.291	356	88.36	680
Utah	38	7,160,730.13	1.97%	6.682	357	85.81	672
Virginia	35	8,339,959.22	2.30%	6.872	357	76.33	674
Washington	25	5,497,246.63	1.51%	7.138	357	81.70	678
West Virginia	3	837,193.47	0.23%	6.908	358	81.20	659
Wisconsin	24	3,301,004.72	0.91%	7.073	357	88.48	682
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500 - 1.999	15	3,836,861.83	1.06%	1.734	359	69.81	678
2.000 - 2.499	18	3,644,307.65	1.00%	2.161	358	75.80	717
2.500 - 2.999	3	788,611.66	0.22%	2.644	359	87.39	654
3.000 - 3.499	4	802,102.13	0.22%	3.250	359	83.06	682
3.500 - 3.999	3	1,072,557.95	0.30%	3.619	358	89.47	717
4.000 - 4.499	5	860,773.63	0.24%	4.221	359	87.94	686
5.000 - 5.499	1	102,960.52	0.03%	5.000	358	80.00	670
5.500 - 5.999	10	2,089,997.88	0.58%	5.737	358	73.27	723
6.000 - 6.499	116	28,358,081.24	7.81%	6.277	357	79.68	698
6.500 - 6.999	511	122,284,764.50	33.67%	6.714	357	79.09	689
7.000 - 7.499	672	147,958,997.77	40.74%	7.114	357	80.91	679
7.500 - 7.999	142	28,379,339.16	7.81%	7.682	356	90.02	686
8.000 - 8.499	89	16,619,478.90	4.58%	8.164	357	90.68	678
8.500 - 8.999	33	6,363,831.81	1.75%	8.617	357	90.17	676
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
7.500 - 7.999	1	285,801.37	0.08%	6.750	356	95.00	692
9.500 - 9.999	1,593	357,516,757.24	98.45%	6.863	357	81.24	685
10.000 -10.499	1	31,480.27	0.01%	7.625	354	70.00	627
10.500 -10.999	2	334,259.47	0.09%	7.739	356	89.97	660
11.000 -11.499	24	4,787,042.84	1.32%	8.246	357	89.70	687
13.000 -13.499	1	207,325.44	0.06%	7.125	357	88.09	652
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000 - 1.499	1	102,960.52	0.03%	5.000	358	80.00	670
2.000 - 2.499	25	6,144,181.45	1.69%	5.834	357	77.76	697
2.500 - 2.999	295	71,238,383.39	19.62%	6.480	357	78.79	695
3.000 - 3.499	778	179,529,199.10	49.43%	6.908	357	79.55	682
3.500 - 3.999	298	64,679,636.14	17.81%	6.733	357	83.91	684
4.000 - 4.499	148	26,646,929.97	7.34%	7.539	357	90.16	686
4.500 - 4.999	68	13,526,454.54	3.72%	8.395	357	90.48	681
5.000 - 5.499	9	1,294,921.52	0.36%	8.658	358	89.39	654
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.001 - 1.500	1	102,960.52	0.03%	5.000	358	80.00	670
2.001 - 2.500	33	7,548,828.03	2.08%	5.862	357	78.70	696
2.501 - 3.000	294	71,279,270.96	19.63%	6.492	357	78.43	695
3.001 - 3.500	777	179,539,446.76	49.44%	6.892	357	79.68	682
3.501 - 4.000	295	63,981,314.89	17.62%	6.793	357	84.12	685
4.001 - 4.500	146	26,021,847.72	7.17%	7.540	357	90.02	685
4.501 - 5.000	67	13,394,076.23	3.69%	8.397	357	90.48	681
5.001 - 5.500	9	1,294,921.52	0.36%	8.658	358	89.39	654
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Rate Adjustment Frequency	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1	1,622	363,162,666.63	100.00%	6.882	357	81.37	685
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Months to Next Rate Adjustment	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1	1,604	359,632,273.92	99.03%	6.925	357	81.38	685
2	18	3,530,392.71	0.97%	2.563	359	80.83	683
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Months to Next Payment Adjustment	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4	2	503,509.89	0.14%	6.580	351	94.72	724
5	3	628,864.60	0.17%	7.362	352	85.93	748
6	5	1,119,356.60	0.31%	6.848	353	90.46	690
7	35	7,710,885.88	2.12%	7.044	354	85.28	696
8	170	35,158,880.33	9.68%	7.156	355	89.74	692
9	290	63,004,001.29	17.35%	7.105	356	87.85	692
10	548	121,706,526.21	33.51%	6.953	357	77.66	683
11	340	76,992,597.65	21.20%	6.568	358	78.47	684
12	227	55,764,044.18	15.36%	6.764	359	79.96	678
13	2	574,000.00	0.16%	2.082	360	82.50	625
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
600-624	43	10,529,436.31	2.90%	6.778	358	76.39	622
625-649	320	72,715,031.05	20.02%	6.952	357	78.23	639
650-674	452	96,110,091.79	26.46%	6.951	357	79.67	662
675-699	281	62,241,141.40	17.14%	6.890	357	81.87	685
700-724	234	52,922,180.59	14.57%	6.863	357	85.97	711
725-749	127	30,150,181.33	8.30%	6.861	357	86.59	736
750-774	96	21,989,210.78	6.05%	6.704	357	83.71	760
775-799	61	14,643,501.03	4.03%	6.606	357	78.07	785
800+	8	1,861,892.35	0.51%	6.157	356	85.84	806
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Original Prepayment Penalty Periods	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	285	64,554,776.83	17.78%	6.490	358	77.49	692
6	1	354,561.32	0.10%	6.875	356	69.90	672
12	234	59,864,620.68	16.48%	6.769	358	75.77	684
36	1,102	238,388,707.80	65.64%	7.017	357	83.84	684
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Negative Amortization Limit	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
110.000	40	11,009,570.10	3.03%	6.610	357	67.92	694
115.000	1,582	352,153,096.53	96.97%	6.891	357	81.79	685
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

Times 30-59 Days Delinquent	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0	1,591	354,851,527.51	97.71%	6.879	357	81.46	685
1	31	8,311,139.12	2.29%	7.042	356	77.49	698
Total	1,622	363,162,666.63	100.00%	6.882	357	81.37	685

HarborView Mortgage Loan Trust 2006-CB1

Preliminary Marketing Materials

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in this free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

RBS Greenwich Capital

Trading		Banking		Structuring
Name/Email	Phone	Name/Email	Phone	Name/Email	Phone
Jesse Litvak Jesse.Litvak@gcm.com	(203) 625-6160	Vinu Phillips philliv@gcm.com	(203) 622-5626	Bill O’Brien	(203) 625-6160

		Michael McKeever mckeevm@gcm.com	(203) 618-2237

		Sean Curran currans@gcm.com	(203) 618-2426

Rating Agencies

Standard and Poor’s		Moody’s Investor Service
Name/Email	Phone	Name/Email	Phone
James Taylor James_taylor@sandp.com	(212) 438-6067	Amita Shrivastava Amita.shrivastava@moodys.com	(201) 915-8730

Yield Tables (%)

Class 2-B1 To Optional Call Date
	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
WAL (yr)	9.33	7.01	5.63	4.77	3.59
MDUR (yr)	7.12	5.66	4.72	4.10	3.18
First Prin Pay	1	1	1	1	1
Last Prin Pay	164	124	99	80	57

Class 2-B1 To Maturity
	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
WAL (yr)	10.22	7.78	6.30	5.41	4.16
MDUR (yr)	7.49	6.05	5.09	4.49	3.58
First Prin Pay	1	1	1	1	1
Last Prin Pay	360	360	360	360	359

Class 2-B2 To Optional Call Date
	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
WAL (yr)	9.33	7.01	5.63	4.77	3.59
MDUR (yr)	6.97	5.57	4.66	4.05	3.15
First Prin Pay	1	1	1	1	1
Last Prin Pay	164	124	99	80	57

Class 2-B2 To Maturity
	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
WAL (yr)	10.22	7.78	6.30	5.41	4.16
MDUR (yr)	7.32	5.94	5.01	4.43	3.54
First Prin Pay	1	1	1	1	1
Last Prin Pay	360	360	360	360	359

Yield Tables (%)

Class 2-B3 To Optional Call Date
Price = 96-03	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
WAL (yr)	9.33	7.01	5.63	4.77	3.59
MDUR (yr)	6.57	5.30	4.46	3.89	3.05
First Prin Pay	1	1	1	1	1
Last Prin Pay	164	124	99	80	57

Class 2-B3 To Maturity
Price = 96-03	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
WAL (yr)	10.22	7.78	6.30	5.41	4.16
MDUR (yr)	6.85	5.60	4.76	4.22	3.39
First Prin Pay	1	1	1	1	1
Last Prin Pay	360	360	360	360	359

HarborView Mortgage Loan Trust 2006-CB1

Preliminary Marketing Materials

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in this free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

RBS Greenwich Capital

Trading		Banking		Structuring
Name/Email	Phone	Name/Email	Phone	Name/Email	Phone
Jesse Litvak Jesse.Litvak@gcm.com	(203) 625-6160	Vinu Phillips philliv@gcm.com	(203) 622-5626	Bill O’Brien	(203) 625-6160

		Michael McKeever mckeevm@gcm.com	(203) 618-2237

		Sean Curran currans@gcm.com	(203) 618-2426

Rating Agencies

Standard and Poor’s		Moody’s Investor Service
Name/Email	Phone	Name/Email	Phone
James Taylor James_taylor@sandp.com	(212) 438-6067	Amita Shrivastava Amita.shrivastava@moodys.com	(201) 915-8730

Yield Tables (%)

Class 2-B1 To Optional Call Date
	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
WAL (yr)	9.33	7.01	5.63	4.77	3.59
MDUR (yr)	7.12	5.66	4.72	4.10	3.18
First Prin Pay	1	1	1	1	1
Last Prin Pay	164	124	99	80	57

Class 2-B1 To Maturity
	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
WAL (yr)	10.22	7.78	6.30	5.41	4.16
MDUR (yr)	7.49	6.05	5.09	4.49	3.58
First Prin Pay	1	1	1	1	1
Last Prin Pay	360	360	360	360	360

Class 2-B2 To Optional Call Date
	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
WAL (yr)	9.33	7.01	5.63	4.77	3.59
MDUR (yr)	6.97	5.57	4.66	4.05	3.15
First Prin Pay	1	1	1	1	1
Last Prin Pay	164	124	99	80	57

Class 2-B2 To Maturity
	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
WAL (yr)	10.22	7.78	6.30	5.41	4.16
MDUR (yr)	7.32	5.94	5.01	4.43	3.54
First Prin Pay	1	1	1	1	1
Last Prin Pay	360	360	360	360	360

Yield Tables (%)

Class 2-B3 To Optional Call Date
Price = 96-03	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
WAL (yr)	9.33	7.01	5.63	4.77	3.59
MDUR (yr)	6.57	5.30	4.46	3.89	3.05
First Prin Pay	1	1	1	1	1
Last Prin Pay	164	124	99	80	57

Class 2-B3 To Maturity
Price = 96-03	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
WAL (yr)	10.22	7.78	6.30	5.41	4.16
MDUR (yr)	6.85	5.60	4.76	4.22	3.39
First Prin Pay	1	1	1	1	1
Last Prin Pay	360	360	360	360	360

HV 06-CB1 - Price/Yield - 2B5
Price = 57-08
Balance	$4,176,000.00		FWD CURVE	Delay	0
Coupon	6.32000	Severity	30%	Dated	02/28/2006
Settle	02/28/2006			First Payment	03/25/2006

Default	2% *GCM_MTA_LOSS	3% *GCM_MTA_LOSS	4% *GCM_MTA_LOSS	5% *GCM_MTA_LOSS	6% *GCM_MTA_LOSS	8% *GCM_MTA_LOSS
10% CPR
Yield	13.907	11.387	7.828	2.692	-13.623	-16.734
Mod Durn 30360	6.36	6.43	7.04	7.70	3.39	3.26
Payment Window	1 - 360	1 - 360	1 - 360	1 - 360	1 - 80	1 - 65
Total Collat Loss	0.60%	0.90%	1.20%	1.50%	1.80%	2.40%
Collat Liquidation	2.00%	3.00%	4.00%	5.00%	6.00%	8.00%
15% CPR
Yield	15.464	12.393	8.004	2.315	-13.424	-16.735
Mod Durn 30360	5.30	5.33	6.03	6.87	3.40	3.26
Payment Window	1 - 360	1 - 360	1 - 360	1 - 360	1 - 79	1 - 65
Total Collat Loss	0.60%	0.90%	1.20%	1.50%	1.80%	2.40%
Collat Liquidation	2.00%	3.00%	4.00%	5.00%	6.00%	8.00%
20% CPR
Yield	16.390	12.444	7.127	1.561	-0.092	-1.905
Mod Durn 30360	4.32	4.37	4.25	3.33	3.29	3.26
Payment Window	1 - 360	1 - 360	1 - 360	1 - 75	1 - 67	1 - 63
Total Collat Loss	0.60%	0.90%	1.20%	1.50%	1.80%	2.40%
Collat Liquidation	2.00%	3.00%	4.00%	5.00%	6.00%	8.00%
25% CPR
Yield	17.069	12.319	9.448	8.692	8.057	7.197
Mod Durn 30360	3.56	3.35	3.01	2.99	2.97	2.95
Payment Window	1 - 360	1 - 360	1 - 71	1 - 65	1 - 63	1 - 61
Total Collat Loss	0.60%	0.90%	1.20%	1.50%	1.80%	2.40%
Collat Liquidation	2.00%	3.00%	4.00%	5.00%	6.00%	8.00%
35% CPR
Yield	18.855	17.894	17.491	17.147	16.747	15.958
Mod Durn 30360	2.63	2.59	2.58	2.57	2.55	2.53
Payment Window	1 - 87	1 - 65	1 - 62	1 - 61	1 - 60	1 - 59
Total Collat Loss	0.60%	0.90%	1.20%	1.50%	1.80%	2.40%
Collat Liquidation	2.00%	3.00%	4.00%	5.00%	6.00%	8.00%
40% CPR
Yield	21.480	20.843	20.528	20.204	19.971	18.921
Mod Durn 30360	2.42	2.40	2.39	2.38	2.37	2.34
Payment Window	1 - 67	1 - 63	1 - 61	1 - 60	1 - 59	1 - 58
Total Collat Loss	0.60%	0.90%	1.20%	1.50%	1.80%	2.37%
Collat Liquidation	2.00%	3.00%	4.00%	5.00%	6.00%	7.91%

HV 06-CB1 - Price/Yield - 2B6
Price = 17-00
Balance	$1,997,446.63		FWD CURVE	Delay	0
Coupon	6.32000	Severity	30%	Dated	02/28/2006
Settle	02/28/2006			First Payment	03/25/2006

Default	2% *GCM_MTA_LOSS	3% *GCM_MTA_LOSS	4% *GCM_MTA_LOSS	5% *GCM_MTA_LOSS	6% *GCM_MTA_LOSS	8% *GCM_MTA_LOSS
10% CPR
Yield	31.003	27.683	25.002	22.374	19.664	13.850
Mod Durn 30360	1.67	1.62	1.60	1.58	1.56	1.52
Payment Window	1 - 75	1 - 63	1 - 60	1 - 59	1 - 58	1 - 56
Total Collat Loss	0.60%	0.90%	1.20%	1.50%	1.80%	2.40%
Collat Liquidation	2.00%	3.00%	4.00%	5.00%	6.00%	8.00%
15% CPR
Yield	31.083	27.682	25.002	22.374	19.664	13.850
Mod Durn 30360	1.67	1.62	1.60	1.58	1.56	1.52
Payment Window	1 - 75	1 - 63	1 - 60	1 - 59	1 - 58	1 - 56
Total Collat Loss	0.60%	0.90%	1.20%	1.50%	1.80%	2.40%
Collat Liquidation	2.00%	3.00%	4.00%	5.00%	6.00%	8.00%
20% CPR
Yield	43.383	39.610	35.604	30.148	22.744	14.215
Mod Durn 30360	1.77	1.74	1.71	1.67	1.60	1.52
Payment Window	1 - 66	1 - 61	1 - 60	1 - 59	1 - 58	1 - 56
Total Collat Loss	0.60%	0.90%	1.20%	1.50%	1.80%	2.40%
Collat Liquidation	2.00%	3.00%	4.00%	5.00%	6.00%	8.00%
25% CPR
Yield	55.084	51.781	48.007	43.492	38.247	26.513
Mod Durn 30360	1.68	1.67	1.65	1.62	1.59	1.54
Payment Window	1 - 63	1 - 60	1 - 59	1 - 58	1 - 57	1 - 54
Total Collat Loss	0.60%	0.90%	1.20%	1.50%	1.80%	2.40%
Collat Liquidation	2.00%	3.00%	4.00%	5.00%	6.00%	8.00%
35% CPR
Yield	72.818	69.818	66.554	62.859	59.115	51.170
Mod Durn 30360	1.42	1.41	1.40	1.38	1.37	1.34
Payment Window	1 - 60	1 - 58	1 - 57	1 - 56	1 - 54	1 - 50
Total Collat Loss	0.60%	0.90%	1.20%	1.50%	1.80%	2.40%
Collat Liquidation	2.00%	3.00%	4.00%	5.00%	6.00%	8.00%
40% CPR
Yield	81.820	78.860	75.760	72.334	68.867	62.072
Mod Durn 30360	1.29	1.28	1.27	1.25	1.24	1.22
Payment Window	1 - 59	1 - 58	1 - 56	1 - 55	1 - 53	1 - 48
Total Collat Loss	0.60%	0.90%	1.20%	1.50%	1.80%	2.37%
Collat Liquidation	2.00%	3.00%	4.00%	5.00%	6.00%	7.91%

HV 06-CB1 - Price/Yield - 2B5
Price = 57-08
Balance	$4,176,000.00		FWD CURVE	Delay	0
Coupon	6.32000	Severity	30%	Dated	02/28/2006
Settle	02/28/2006			First Payment	03/25/2006

Default	2%*GCM_MTA_LOSS_LESS_5	3%*GCM_MTA_LOSS_LESS_5	4%*GCM_MTA_LOSS_LESS_5	5%*GCM_MTA_LOSS_LESS_5	6%*GCM_MTA_LOSS_LESS_5	8%*GCM_MTA_LOSS_LESS_5
10% CPR
Yield	13.906	11.274	7.584	2.303	-17.596	-21.456
Mod Durn 30360	6.36	6.48	7.20	8.14	3.26	3.12
Payment Window	1 - 360	1 - 360	1 - 360	1 - 360	1 - 75	1 - 60
Total Collat Loss	0.60%	0.90%	1.20%	1.50%	1.80%	2.40%
Collat Liquidation	2.00%	3.00%	4.00%	5.00%	6.00%	8.00%
15% CPR
Yield	15.458	12.246	7.712	1.878	-17.566	-21.456
Mod Durn 30360	5.31	5.38	6.21	7.24	3.26	3.12
Payment Window	1 - 360	1 - 360	1 - 360	1 - 360	1 - 75	1 - 60
Total Collat Loss	0.60%	0.90%	1.20%	1.50%	1.80%	2.40%
Collat Liquidation	2.00%	3.00%	4.00%	5.00%	6.00%	8.00%
20% CPR
Yield	16.665	12.698	7.292	-2.886	-5.446	-8.872
Mod Durn 30360	4.35	4.42	4.72	3.28	3.21	3.16
Payment Window	1 - 360	1 - 360	1 - 360	1 - 85	1 - 64	1 - 59
Total Collat Loss	0.60%	0.90%	1.20%	1.50%	1.80%	2.40%
Collat Liquidation	2.00%	3.00%	4.00%	5.00%	6.00%	8.00%
25% CPR
Yield	17.480	12.439	6.812	5.169	4.810	3.402
Mod Durn 30360	3.58	3.56	2.95	2.91	2.90	2.89
Payment Window	1 - 360	1 - 360	1 - 76	1 - 62	1 - 59	1 - 57
Total Collat Loss	0.60%	0.90%	1.20%	1.50%	1.80%	2.40%
Collat Liquidation	2.00%	3.00%	4.00%	5.00%	6.00%	8.00%
35% CPR
Yield	18.709	16.174	15.561	15.069	14.625	13.419
Mod Durn 30360	2.69	2.54	2.52	2.51	2.50	2.51
Payment Window	1 - 359	1 - 64	1 - 59	1 - 57	1 - 56	1 - 55
Total Collat Loss	0.60%	0.90%	1.20%	1.50%	1.80%	2.40%
Collat Liquidation	2.00%	3.00%	4.00%	5.00%	6.00%	8.00%
40% CPR
Yield	20.487	19.320	18.835	18.406	17.982	17.052
Mod Durn 30360	2.39	2.36	2.34	2.33	2.32	2.30
Payment Window	1 - 71	1 - 60	1 - 57	1 - 56	1 - 55	1 - 54
Total Collat Loss	0.60%	0.90%	1.20%	1.50%	1.80%	2.40%
Collat Liquidation	2.00%	3.00%	4.00%	5.00%	6.00%	8.00%

HV 06-CB1 - Price/Yield - 2B6
Price = 17-00
Balance	$1,997,446.63		FWD CURVE	Delay	0
Coupon	6.32000	Severity	30%	Dated	02/28/2006
Settle	02/28/2006			First Payment	03/25/2006

Default	2%*GCM_MTA_LOSS_LESS_5	3%*GCM_MTA_LOSS_LESS_5	4%*GCM_MTA_LOSS_LESS_5	5%*GCM_MTA_LOSS_LESS_5	6%*GCM_MTA_LOSS_LESS_5	8%*GCM_MTA_LOSS_LESS_5
10% CPR
Yield	27.763	23.514	20.123	16.790	13.314	5.665
Mod Durn 30360	1.63	1.59	1.57	1.56	1.55	1.51
Payment Window	1 - 71	1 - 58	1 - 55	1 - 54	1 - 53	1 - 51
Total Collat Loss	0.60%	0.90%	1.20%	1.50%	1.80%	2.40%
Collat Liquidation	2.00%	3.00%	4.00%	5.00%	6.00%	8.00%
15% CPR
Yield	27.774	23.514	20.123	16.790	13.314	5.665
Mod Durn 30360	1.63	1.59	1.57	1.56	1.55	1.51
Payment Window	1 - 71	1 - 58	1 - 55	1 - 54	1 - 53	1 - 51
Total Collat Loss	0.60%	0.90%	1.20%	1.50%	1.80%	2.40%
Collat Liquidation	2.00%	3.00%	4.00%	5.00%	6.00%	8.00%
20% CPR
Yield	38.390	33.309	28.065	20.313	13.863	5.873
Mod Durn 30360	1.72	1.69	1.66	1.60	1.55	1.51
Payment Window	1 - 63	1 - 57	1 - 55	1 - 54	1 - 53	1 - 51
Total Collat Loss	0.60%	0.90%	1.20%	1.50%	1.80%	2.40%
Collat Liquidation	2.00%	3.00%	4.00%	5.00%	6.00%	8.00%
25% CPR
Yield	51.480	47.189	42.639	36.411	28.881	9.578
Mod Durn 30360	1.66	1.65	1.64	1.61	1.58	1.53
Payment Window	1 - 59	1 - 56	1 - 54	1 - 53	1 - 53	1 - 50
Total Collat Loss	0.60%	0.90%	1.20%	1.50%	1.80%	2.40%
Collat Liquidation	2.00%	3.00%	4.00%	5.00%	6.00%	8.00%
35% CPR
Yield	70.230	66.339	61.950	57.149	51.300	37.256
Mod Durn 30360	1.41	1.41	1.40	1.39	1.37	1.36
Payment Window	1 - 56	1 - 54	1 - 53	1 - 52	1 - 51	1 - 48
Total Collat Loss	0.60%	0.90%	1.20%	1.50%	1.80%	2.40%
Collat Liquidation	2.00%	3.00%	4.00%	5.00%	6.00%	8.00%
40% CPR
Yield	79.351	75.513	71.474	66.978	61.707	50.944
Mod Durn 30360	1.28	1.28	1.27	1.26	1.25	1.22
Payment Window	1 - 55	1 - 53	1 - 52	1 - 51	1 - 50	1 - 46
Total Collat Loss	0.60%	0.90%	1.20%	1.50%	1.80%	2.40%
Collat Liquidation	2.00%	3.00%	4.00%	5.00%	6.00%	8.00%

HARBORVIEW 2006-CB1
Condos Group 2

		Minimum	Maximum
Scheduled Principal Balance	$34,518,329	$31,480	$479,942
Average Scheduled Principal Balance	$180,724
Number of Mortgage Loans	191

Weighted Average Gross Coupon	6.812%	1.750%	8.750%
Weighted Average FICO Score	698	620	816
Weighted Average Combined Original LTV	83.25%	39.74%	95.00%
Weighted Average Effective LTV (Net of MI)	67.90%	39.74%	80.00%

Weighted Average Original Term	360 months	360 months	360 months
Weighted Average Stated Remaining Term	357 months	354 months	359 months
Weighted Average Seasoning	3 months	1 months	6 months

Weighted Average Gross Margin	3.328%	2.300%	5.075%
Weighted Average Minimum Interest Rate	3.328%	2.300%	5.075%
Weighted Average Maximum Interest Rate	9.974%	9.950%	11.325%
Weighted Average Initial Rate Cap	0.000%	0.000%	0.000%
Weighted Average Subsequent Rate Cap	0	0	0
Weighted Average Months to Roll	1 months	1 months	2 months

Maturity Date		Aug 1 2035	Jan 1 2036
Maximum Zip Code Concentration	0.027897945	92677

ARM	100.00%	Investor	18.83%
		Primary	76.11%
Negam MTA	100.00%	Second Home	5.06%

Not Interest Only	100.00%	Negative Amortization Limit
		110	2.03%
Prepay Penalty: 0 months	23.89%	115	97.97%
Prepay Penalty: 12 months	19.72%
Prepay Penalty: 36 months	56.39%	Payment Cap
		7.5	100.00%
First Lien	100.00%
		Payment Adjustment Frequency
Alternative Documentation	1.72%	12	100.00%
Full Documentation	18.69%
Reduced Documentation	55.58%	Initial Recast Period
Stated Documentation	24.02%	60	92.60%
		120	7.40%
Cash Out Refinance	23.51%
Purchase	52.69%	Subsequent Recast Period
Rate/Term Refinance	23.80%	60	100.00%

Condo High-Rise	11.42%	Top 5 States:
Condominium	88.58%	Florida	40.72%
		California	25.51%
		Nevada	8.04%
		Illinois	4.51%
		Arizona	2.99%

HARBORVIEW 2006-CB1

Condos Group 2
Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	5	203,403.66	0.59%	7.072	356	76.76	688
50,000.01 - 100,000.00	24	2,077,468.00	6.02%	7.236	357	80.89	701
100,000.01 - 150,000.00	61	7,791,085.77	22.57%	6.990	357	83.42	690
150,000.01 - 200,000.00	32	5,324,294.76	15.42%	6.908	356	87.79	712
200,000.01 - 250,000.00	25	5,528,135.45	16.02%	6.596	357	81.75	703
250,000.01 - 300,000.00	21	5,703,383.41	16.52%	6.889	357	82.54	684
300,000.01 - 350,000.00	16	5,201,080.80	15.07%	6.865	357	83.21	719
350,000.01 - 400,000.00	5	1,799,314.42	5.21%	6.741	358	78.53	675
400,000.01 - 450,000.00	1	410,220.09	1.19%	7.000	359	80.00	667
450,000.01 - 500,000.00	1	479,942.31	1.39%	2.000	358	89.95	679
Total	191	34,518,328.67	100.00%	6.812	357	83.25	698

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
360	191	34,518,328.67	100.00%	6.812	357	83.25	698
Total	191	34,518,328.67	100.00%	6.812	357	83.25	698

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
301-360	191	34,518,328.67	100.00%	6.812	357	83.25	698
Total	191	34,518,328.67	100.00%	6.812	357	83.25	698

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condo High-Rise	17	3,943,576.04	11.42%	6.067	357	83.99	696
Condominium	174	30,574,752.63	88.58%	6.908	357	83.16	699
Total	191	34,518,328.67	100.00%	6.812	357	83.25	698

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	45	6,499,673.10	18.83%	6.858	357	72.08	717
Primary	135	26,273,516.38	76.11%	6.820	357	86.09	695
Second Home	11	1,745,139.19	5.06%	6.509	357	82.20	687
Total	191	34,518,328.67	100.00%	6.812	357	83.25	698

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	45	8,115,587.26	23.51%	6.950	357	73.98	671
Purchase	101	18,187,908.50	52.69%	6.744	357	87.66	719
Rate/Term Refinance	45	8,214,832.91	23.80%	6.825	357	82.66	679
Total	191	34,518,328.67	100.00%	6.812	357	83.25	698

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alternative Documentation	6	592,705.49	1.72%	7.000	356	89.44	726
Full Documentation	43	6,450,418.63	18.69%	6.897	357	88.85	702
Reduced Documentation	98	19,184,917.30	55.58%	6.677	357	80.57	697
Stated Documentation	44	8,290,287.25	24.02%	7.044	357	84.67	697
Total	191	34,518,328.67	100.00%	6.812	357	83.25	698

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	5	715,912.48	2.07%	6.754	358	43.65	710
50.00- 54.99	3	534,881.57	1.55%	6.829	356	53.89	650
55.00- 59.99	3	655,137.43	1.90%	6.957	358	58.46	665
60.00- 64.99	4	759,432.24	2.20%	6.784	358	64.23	673
65.00- 69.99	5	713,151.97	2.07%	6.691	357	68.72	732
70.00- 74.99	22	4,298,006.56	12.45%	6.881	357	71.67	702
75.00- 79.99	18	3,495,351.66	10.13%	6.266	357	76.64	680
80.00- 80.00	22	3,955,696.99	11.46%	6.790	358	80.00	694
80.01- 84.99	1	221,654.64	0.64%	8.000	357	84.03	703
85.00- 89.99	14	2,388,952.85	6.92%	6.179	357	88.89	675
90.00- 94.99	57	9,949,937.63	28.83%	7.124	357	90.99	696
95.00- 99.99	37	6,830,212.65	19.79%	6.794	356	95.00	725
Total	191	34,518,328.67	100.00%	6.812	357	83.25	698

Effective Loan-to-Value Ratio (Net of MI)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	5	715,912.48	2.07%	6.754	358	43.65	710
50.00- 54.99	3	534,881.57	1.55%	6.829	356	53.89	650
55.00- 59.99	3	655,137.43	1.90%	6.957	358	58.46	665
60.00- 64.99	32	5,459,792.25	15.82%	6.596	357	87.74	694
65.00- 69.99	85	15,181,895.09	43.98%	6.979	357	91.25	707
70.00- 74.99	26	4,916,207.01	14.24%	6.924	357	72.90	699
75.00- 79.99	18	3,495,351.66	10.13%	6.266	357	76.64	680
80.00- 80.00	19	3,559,151.18	10.31%	6.790	358	80.00	697
Total	191	34,518,328.67	100.00%	6.812	357	83.25	698

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alaska	1	176,419.93	0.51%	6.625	355	95.00	731
Arizona	7	1,030,504.85	2.99%	7.058	356	84.36	718
California	33	8,807,082.08	25.51%	6.850	357	75.58	690
Colorado	1	110,042.63	0.32%	6.875	358	70.00	681
Connecticut	1	80,471.70	0.23%	6.625	358	70.00	691
Florida	81	14,056,422.19	40.72%	6.936	357	87.57	710
Hawaii	3	972,779.81	2.82%	4.439	359	85.11	701
Illinois	10	1,557,854.99	4.51%	7.482	358	80.79	668
Indiana	1	47,254.44	0.14%	7.875	356	95.00	690
Maryland	5	708,461.57	2.05%	7.192	356	83.59	680
Michigan	2	288,330.51	0.84%	4.364	358	83.66	734
Nevada	19	2,774,315.18	8.04%	6.966	357	88.83	689
New Jersey	4	876,178.89	2.54%	5.842	358	78.92	678
New York	3	448,954.24	1.30%	7.070	357	73.75	683
North Carolina	2	98,075.73	0.28%	6.746	357	89.91	729
Ohio	2	189,432.02	0.55%	6.691	358	87.41	734
Pennsylvania	4	555,723.97	1.61%	6.614	356	90.41	697
Texas	2	79,296.13	0.23%	7.173	355	68.38	692
Utah	3	362,932.61	1.05%	7.551	357	93.33	724
Virginia	4	942,495.07	2.73%	6.810	356	75.34	661
Washington	2	243,586.91	0.71%	7.125	355	83.55	668
Wisconsin	1	111,713.22	0.32%	1.750	359	77.78	710
Total	191	34,518,328.67	100.00%	6.812	357	83.25	698

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500 - 1.999	1	111,713.22	0.32%	1.750	359	77.78	710
2.000 - 2.499	2	701,076.82	2.03%	2.079	358	85.31	686
3.000 - 3.499	1	202,666.32	0.59%	3.250	359	79.30	719
5.500 - 5.999	1	35,943.34	0.10%	5.875	358	90.00	717
6.000 - 6.499	21	3,977,806.12	11.52%	6.292	357	82.52	710
6.500 - 6.999	54	11,360,205.80	32.91%	6.715	357	83.56	703
7.000 - 7.499	86	14,570,283.20	42.21%	7.085	357	81.82	694
7.500 - 7.999	17	2,067,690.16	5.99%	7.685	356	88.64	700
8.000 - 8.499	6	1,258,551.55	3.65%	8.074	357	89.12	672
8.500 - 8.999	2	232,392.14	0.67%	8.644	357	90.00	663
Total	191	34,518,328.67	100.00%	6.812	357	83.25	698

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
9.500 - 9.999	186	33,701,358.77	97.63%	6.782	357	83.10	700
10.000 -10.499	1	31,480.27	0.09%	7.625	354	70.00	627
10.500 -10.999	1	213,304.62	0.62%	7.875	356	90.00	660
11.000 -11.499	3	572,185.01	1.66%	8.116	357	90.75	647
Total	191	34,518,328.67	100.00%	6.812	357	83.25	698

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000 - 2.499	3	409,047.08	1.19%	5.989	357	73.01	688
2.500 - 2.999	38	7,123,598.47	20.64%	6.446	357	85.76	714
3.000 - 3.499	99	19,418,979.23	56.26%	6.933	357	81.31	697
3.500 - 3.999	30	4,518,554.96	13.09%	6.515	357	85.86	685
4.000 - 4.499	16	2,226,754.77	6.45%	7.132	357	86.08	696
4.500 - 4.999	4	687,785.42	1.99%	8.207	356	90.83	674
5.000 - 5.499	1	133,608.74	0.39%	8.750	357	90.00	655
Total	191	34,518,328.67	100.00%	6.812	357	83.25	698

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.001 - 2.500	4	571,637.68	1.66%	6.028	357	79.26	695
2.501 - 3.000	38	7,200,461.74	20.86%	6.459	357	85.04	713
3.001 - 3.500	98	19,179,525.36	55.56%	6.937	357	81.44	698
3.501 - 4.000	30	4,518,554.96	13.09%	6.515	357	85.86	685
4.001 - 4.500	16	2,226,754.77	6.45%	7.132	357	86.08	696
4.501 - 5.000	4	687,785.42	1.99%	8.207	356	90.83	674
5.001 - 5.500	1	133,608.74	0.39%	8.750	357	90.00	655
Total	191	34,518,328.67	100.00%	6.812	357	83.25	698

Rate Adjustment Frequency	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1	191	34,518,328.67	100.00%	6.812	357	83.25	698
Total	191	34,518,328.67	100.00%	6.812	357	83.25	698

Months to Next Rate Adjustment	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1	189	34,203,949.13	99.09%	6.849	357	83.30	698
2	2	314,379.54	0.91%	2.717	359	78.76	716
Total	191	34,518,328.67	100.00%	6.812	357	83.25	698

Months to Next Payment Adjustment	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
7	6	936,218.43	2.71%	7.139	354	91.01	705
8	25	3,583,909.46	10.38%	7.042	355	87.57	697
9	40	6,969,869.15	20.19%	6.967	356	91.30	701
10	55	10,986,123.59	31.83%	6.921	357	78.82	695
11	38	6,476,872.09	18.76%	6.435	358	81.05	702
12	27	5,565,335.95	16.12%	6.636	359	80.42	697
Total	191	34,518,328.67	100.00%	6.812	357	83.25	698

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
600-624	1	214,526.74	0.62%	7.000	359	76.79	620
625-649	21	4,312,483.03	12.49%	7.006	357	77.89	638
650-674	51	8,292,338.43	24.02%	7.074	357	79.37	663
675-699	33	5,344,423.55	15.48%	6.582	357	84.95	687
700-724	40	7,834,244.05	22.70%	6.569	357	89.32	714
725-749	15	2,955,628.84	8.56%	6.761	357	88.37	738
750-774	19	3,757,612.46	10.89%	6.832	357	82.11	762
775-799	10	1,697,363.94	4.92%	6.844	357	76.19	784
800+	1	109,707.63	0.32%	7.750	355	94.78	816
Total	191	34,518,328.67	100.00%	6.812	357	83.25	698

Original Prepayment Penalty Periods	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0	44	8,246,885.33	23.89%	6.580	358	79.40	691
12	34	6,807,034.13	19.72%	6.795	357	77.92	709
36	113	19,464,409.21	56.39%	6.916	357	86.75	698
Total	191	34,518,328.67	100.00%	6.812	357	83.25	698

Negative Amortization Limit	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
110.000	4	701,662.84	2.03%	6.955	356	79.60	680
115.000	187	33,816,665.83	97.97%	6.809	357	83.33	699
Total	191	34,518,328.67	100.00%	6.812	357	83.25	698

30-59 Day Delinquencies	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0	189	33,944,336.82	98.34%	6.810	357	83.60	698
1	2	573,991.85	1.66%	6.886	356	62.79	710
Total	191	34,518,328.67	100.00%	6.812	357	83.25	698

HARBORVIEW 2006-CB1
FL Group 2

		Minimum	Maximum
Scheduled Principal Balance	$73,026,679	$59,987	$413,274
Average Scheduled Principal Balance	$209,245
Number of Mortgage Loans	349

Weighted Average Gross Coupon	6.943%	1.750%	8.625%
Weighted Average FICO Score	697	620	804
Weighted Average Combined Original LTV	86.46%	40.08%	95.00%
Weighted Average Effective LTV (Net of MI)	67.02%	40.08%	80.00%

Weighted Average Original Term	360 months	360 months	360 months
Weighted Average Stated Remaining Term	357 months	354 months	359 months
Weighted Average Seasoning	3 months	1 months	6 months

Weighted Average Gross Margin	3.355%	2.050%	4.950%
Weighted Average Minimum Interest Rate	3.351%	2.050%	4.950%
Weighted Average Maximum Interest Rate	9.972%	9.950%	11.450%
Weighted Average Initial Rate Cap	0.000%	0.000%	0.000%
Weighted Average Subsequent Rate Cap	0	0	0
Weighted Average Months to Roll	1 months	1 months	2 months

Maturity Date		Aug 1 2035	Jan 1 2036
Maximum Zip Code Concentration	0.017995471	32824

ARM	100.00%	Investor	10.30%
		Primary	84.33%
Negam MTA	100.00%	Second Home	5.37%

Not Interest Only	100.00%	Negative Amortization Limit
		110	0.35%
Prepay Penalty: 0 months	12.78%	115	99.65%
Prepay Penalty: 12 months	10.39%
Prepay Penalty: 36 months	76.84%	Payment Cap
		7.5	100.00%
First Lien	100.00%
		Payment Adjustment Frequency
Alternative Documentation	3.55%	12	100.00%
Full Documentation	19.48%
Reduced Documentation	52.60%	Initial Recast Period
Stated Documentation	24.37%	60	94.38%
		120	5.62%
Cash Out Refinance	23.90%
Purchase	68.14%	Subsequent Recast Period
Rate/Term Refinance	7.96%	60	100.00%

2 Units	2.26%	Top 5 States:
4 Units	0.48%	Florida	100.00%
Condo High-Rise	3.26%
Condominium	15.99%
PUD	39.71%
Single Family	38.30%

HARBORVIEW 2006-CB1

FL Group 2
Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
50,000.01 - 100,000.00	19	1,646,127.01	2.25%	7.195	357	76.07	703
100,000.01 - 150,000.00	74	9,618,261.06	13.17%	7.154	357	85.22	690
150,000.01 - 200,000.00	80	13,730,745.81	18.80%	7.128	357	85.08	693
200,000.01 - 250,000.00	72	16,291,053.89	22.31%	6.827	357	85.82	698
250,000.01 - 300,000.00	51	14,027,337.46	19.21%	6.897	357	89.28	711
300,000.01 - 350,000.00	39	12,601,414.37	17.26%	6.823	357	87.81	691
350,000.01 - 400,000.00	13	4,698,465.44	6.43%	6.738	357	86.49	684
400,000.01 - 450,000.00	1	413,274.23	0.57%	7.000	359	90.00	764
Total	349	73,026,679.27	100.00%	6.943	357	86.46	697

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
360	349	73,026,679.27	100.00%	6.943	357	86.46	697
Total	349	73,026,679.27	100.00%	6.943	357	86.46	697

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
301-360	349	73,026,679.27	100.00%	6.943	357	86.46	697
Total	349	73,026,679.27	100.00%	6.943	357	86.46	697

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2 Units	6	1,651,670.91	2.26%	7.117	357	89.02	701
4 Units	1	353,190.34	0.48%	7.875	355	90.00	666
Condo High-Rise	10	2,380,943.69	3.26%	6.836	357	87.42	711
Condominium	71	11,675,478.50	15.99%	6.956	357	87.60	710
PUD	121	28,996,156.56	39.71%	6.813	357	87.34	696
Single Family	140	27,969,239.27	38.30%	7.059	357	84.78	691
Total	349	73,026,679.27	100.00%	6.943	357	86.46	697

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	44	7,524,409.41	10.30%	6.814	358	78.58	705
Primary	283	61,583,389.11	84.33%	6.964	357	87.41	695
Second Home	22	3,918,880.75	5.37%	6.850	357	86.58	713
Total	349	73,026,679.27	100.00%	6.943	357	86.46	697

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	95	17,454,781.98	23.90%	7.026	357	74.60	678
Purchase	225	49,759,694.18	68.14%	6.890	357	90.84	707
Rate/Term Refinance	29	5,812,203.11	7.96%	7.151	357	84.56	666
Total	349	73,026,679.27	100.00%	6.943	357	86.46	697

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alternative Documentation	11	2,592,511.19	3.55%	7.061	358	90.23	706
Full Documentation	75	14,222,390.61	19.48%	6.894	357	88.94	700
Reduced Documentation	175	38,411,873.16	52.60%	6.873	357	84.81	691
Stated Documentation	88	17,799,904.31	24.37%	7.116	357	87.48	706
Total	349	73,026,679.27	100.00%	6.943	357	86.46	697

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	5	720,460.41	0.99%	6.623	357	44.33	679
50.00- 54.99	3	675,148.24	0.92%	6.950	357	52.28	673
55.00- 59.99	4	771,043.94	1.06%	6.802	357	57.23	664
60.00- 64.99	7	1,186,438.82	1.62%	6.701	358	63.21	688
65.00- 69.99	11	2,341,577.15	3.21%	6.762	357	67.63	658
70.00- 74.99	27	4,880,032.44	6.68%	6.725	358	71.59	692
75.00- 79.99	24	5,370,867.71	7.35%	6.995	357	76.68	663
80.00- 80.00	31	5,958,826.02	8.16%	6.516	358	80.00	685
80.01- 84.99	1	221,654.64	0.30%	8.000	357	84.03	703
85.00- 89.99	26	4,544,782.01	6.22%	7.199	357	89.23	682
90.00- 94.99	113	23,551,117.29	32.25%	7.073	357	90.88	693
95.00- 99.99	97	22,804,730.60	31.23%	6.939	356	95.00	723
Total	349	73,026,679.27	100.00%	6.943	357	86.46	697

Effective Loan-to-Value Ratio (Net of MI)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	5	720,460.41	0.99%	6.623	357	44.33	679
50.00- 54.99	3	675,148.24	0.92%	6.950	357	52.28	673
55.00- 59.99	4	771,043.94	1.06%	6.802	357	57.23	664
60.00- 64.99	59	10,920,610.28	14.95%	6.995	357	88.68	692
65.00- 69.99	195	43,508,035.59	59.58%	7.009	357	91.42	706
70.00- 74.99	33	5,850,275.89	8.01%	6.823	357	73.13	689
75.00- 79.99	24	5,370,867.71	7.35%	6.995	357	76.68	663
80.00- 80.00	26	5,210,237.21	7.13%	6.430	358	80.00	687
Total	349	73,026,679.27	100.00%	6.943	357	86.46	697

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Florida	349	73,026,679.27	100.00%	6.943	357	86.46	697
Total	349	73,026,679.27	100.00%	6.943	357	86.46	697

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500 - 1.999	1	376,801.72	0.52%	1.750	359	80.00	666
2.000 - 2.499	1	230,904.27	0.32%	2.250	358	70.00	753
4.000 - 4.499	1	343,050.44	0.47%	4.250	358	80.00	742
5.500 - 5.999	2	539,330.79	0.74%	5.694	357	90.00	750
6.000 - 6.499	24	5,326,123.48	7.29%	6.267	357	87.38	707
6.500 - 6.999	117	25,532,400.94	34.96%	6.712	357	86.32	700
7.000 - 7.499	156	32,437,870.52	44.42%	7.119	357	85.25	692
7.500 - 7.999	22	4,014,890.25	5.50%	7.716	356	92.37	693
8.000 - 8.499	22	3,624,650.60	4.96%	8.132	357	90.94	702
8.500 - 8.999	3	600,656.26	0.82%	8.574	356	93.50	679
Total	349	73,026,679.27	100.00%	6.943	357	86.46	697

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
9.500 - 9.999	340	71,712,958.60	98.20%	6.921	357	86.37	697
11.000 -11.499	9	1,313,720.67	1.80%	8.133	357	91.21	691
Total	349	73,026,679.27	100.00%	6.943	357	86.46	697

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000 - 2.499	7	1,820,855.97	2.49%	6.036	357	89.96	728
2.500 - 2.999	66	14,959,916.67	20.49%	6.505	357	86.58	705
3.000 - 3.499	176	37,031,407.84	50.71%	6.961	357	85.28	694
3.500 - 3.999	59	12,142,346.82	16.63%	7.026	357	86.66	693
4.000 - 4.499	28	4,800,602.78	6.57%	7.644	357	90.69	691
4.500 - 4.999	13	2,271,549.19	3.11%	8.340	356	91.93	703
Total	349	73,026,679.27	100.00%	6.943	357	86.46	697

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.001 - 2.500	8	1,877,600.14	2.57%	5.934	357	93.11	713
2.501 - 3.000	64	14,639,723.62	20.05%	6.514	357	86.40	706
3.001 - 3.500	180	38,120,548.44	52.20%	6.910	357	85.24	694
3.501 - 4.000	57	11,440,315.14	15.67%	7.202	357	86.72	693
4.001 - 4.500	27	4,676,942.74	6.40%	7.644	357	90.58	692
4.501 - 5.000	13	2,271,549.19	3.11%	8.340	356	91.93	703
Total	349	73,026,679.27	100.00%	6.943	357	86.46	697

Rate Adjustment Frequency	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1	349	73,026,679.27	100.00%	6.943	357	86.46	697
Total	349	73,026,679.27	100.00%	6.943	357	86.46	697

Months to Next Rate Adjustment	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1	348	72,649,877.55	99.48%	6.970	357	86.49	697
2	1	376,801.72	0.52%	1.750	359	80.00	666
Total	349	73,026,679.27	100.00%	6.943	357	86.46	697

Months to Next Payment Adjustment	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
7	8	1,620,524.36	2.22%	7.008	354	92.71	704
8	42	9,039,104.30	12.38%	7.179	355	91.37	701
9	79	16,851,627.61	23.08%	7.010	356	90.57	705
10	112	22,324,886.09	30.57%	6.936	357	83.92	693
11	65	13,309,903.40	18.23%	6.791	358	82.32	695
12	43	9,880,633.51	13.53%	6.821	359	85.22	690
Total	349	73,026,679.27	100.00%	6.943	357	86.46	697

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
600-624	5	1,107,057.88	1.52%	7.181	357	75.70	621
625-649	50	10,076,020.45	13.80%	6.989	357	79.49	640
650-674	78	15,844,230.08	21.70%	6.947	357	83.64	662
675-699	54	11,289,917.98	15.46%	7.075	357	86.15	686
700-724	72	14,932,219.41	20.45%	6.946	357	91.10	713
725-749	41	9,641,778.44	13.20%	6.768	357	89.08	735
750-774	30	6,422,961.00	8.80%	6.914	357	90.88	760
775-799	17	3,248,625.52	4.45%	6.834	357	87.43	784
800+	2	463,868.51	0.64%	6.699	356	95.00	803
Total	349	73,026,679.27	100.00%	6.943	357	86.46	697

Original Prepayment Penalty Periods	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0	46	9,329,664.85	12.78%	6.547	357	82.63	714
12	33	7,583,828.60	10.39%	6.873	358	86.12	692
36	270	56,113,185.82	76.84%	7.018	357	87.14	695
Total	349	73,026,679.27	100.00%	6.943	357	86.46	697

Negative Amortization Limit	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
110.000	1	256,145.45	0.35%	6.750	357	89.99	658
115.000	348	72,770,533.82	99.65%	6.944	357	86.44	697
Total	349	73,026,679.27	100.00%	6.943	357	86.46	697

30-59 Day Delinquencies	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0	342	71,405,807.26	97.78%	6.943	357	86.36	697
1	7	1,620,872.01	2.22%	6.949	356	90.72	708
Total	349	73,026,679.27	100.00%	6.943	357	86.46	697

HARBORVIEW 2006-CB1
NV Group 2

		Minimum	Maximum
Scheduled Principal Balance	$39,668,725	$95,990	$399,188
Average Scheduled Principal Balance	$249,489
Number of Mortgage Loans	159

Weighted Average Gross Coupon	6.975%	2.250%	8.625%
Weighted Average FICO Score	699	620	812
Weighted Average Combined Original LTV	87.38%	53.00%	95.00%
Weighted Average Effective LTV (Net of MI)	66.86%	53.00%	80.00%

Weighted Average Original Term	360 months	360 months	360 months
Weighted Average Stated Remaining Term	357 months	352 months	359 months
Weighted Average Seasoning	3 months	1 months	8 months

Weighted Average Gross Margin	3.454%	2.050%	4.950%
Weighted Average Minimum Interest Rate	3.454%	2.050%	4.950%
Weighted Average Maximum Interest Rate	9.972%	7.950%	11.450%
Weighted Average Initial Rate Cap	0.000%	0.000%	0.000%
Weighted Average Subsequent Rate Cap	0	0	0
Weighted Average Months to Roll	1 months	1 months	2 months

Maturity Date		Jun 1 2035	Jan 1 2036
Maximum Zip Code Concentration	0.077583066	89123

ARM	100.00%	Investor	10.95%
		Primary	79.62%
Negam MTA	100.00%	Second Home	9.43%

Not Interest Only	100.00%	Negative Amortization Limit
		115	100.00%
Prepay Penalty: 0 months	13.59%
Prepay Penalty: 12 months	14.52%	Payment Cap
Prepay Penalty: 36 months	71.89%	7.5	100.00%

First Lien	100.00%	Payment Adjustment Frequency
		12	100.00%
Alternative Documentation	4.26%
Full Documentation	20.18%	Initial Recast Period
Reduced Documentation	63.11%	60	94.89%
Stated Documentation	12.46%	120	5.11%

Cash Out Refinance	18.74%	Subsequent Recast Period
Purchase	50.83%	60	100.00%
Rate/Term Refinance	30.43%
		Top 5 States:
4 Units	0.87%	Nevada	100.00%
Condominium	6.99%
PUD	57.88%
Single Family	34.25%

HARBORVIEW 2006-CB1

NV Group 2
Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
50,000.01 - 100,000.00	2	193,231.04	0.49%	7.314	356	85.03	702
100,000.01 - 150,000.00	12	1,522,944.78	3.84%	6.942	357	82.50	699
150,000.01 - 200,000.00	23	4,025,380.59	10.15%	7.081	357	81.40	681
200,000.01 - 250,000.00	40	9,193,651.04	23.18%	6.836	357	85.63	706
250,000.01 - 300,000.00	47	12,911,397.30	32.55%	7.056	357	89.92	699
300,000.01 - 350,000.00	23	7,389,003.79	18.63%	7.108	356	89.89	705
350,000.01 - 400,000.00	12	4,433,115.97	11.18%	6.705	358	86.60	690
Total	159	39,668,724.51	100.00%	6.975	357	87.38	699

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
360	159	39,668,724.51	100.00%	6.975	357	87.38	699
Total	159	39,668,724.51	100.00%	6.975	357	87.38	699

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
301-360	159	39,668,724.51	100.00%	6.975	357	87.38	699
Total	159	39,668,724.51	100.00%	6.975	357	87.38	699

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4 Units	1	345,796.77	0.87%	7.125	359	90.00	748
Condominium	19	2,774,315.18	6.99%	6.966	357	88.83	689
PUD	83	22,960,186.66	57.88%	6.847	357	87.24	705
Single Family	56	13,588,425.90	34.25%	7.190	356	87.25	690
Total	159	39,668,724.51	100.00%	6.975	357	87.38	699

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	24	4,344,227.71	10.95%	6.569	358	71.91	713
Primary	121	31,585,588.20	79.62%	7.069	357	89.27	693
Second Home	14	3,738,908.60	9.43%	6.649	356	89.38	729
Total	159	39,668,724.51	100.00%	6.975	357	87.38	699

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	33	7,433,351.13	18.74%	6.734	357	79.22	694
Purchase	81	20,162,225.86	50.83%	6.836	357	89.76	712
Rate/Term Refinance	45	12,073,147.52	30.43%	7.356	357	88.42	680
Total	159	39,668,724.51	100.00%	6.975	357	87.38	699

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alternative Documentation	7	1,690,140.36	4.26%	6.870	356	88.16	740
Full Documentation	33	8,003,287.88	20.18%	6.982	357	89.58	699
Reduced Documentation	100	25,033,997.56	63.11%	6.906	357	86.65	696
Stated Documentation	19	4,941,298.71	12.46%	7.347	357	87.24	696
Total	159	39,668,724.51	100.00%	6.975	357	87.38	699

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
50.00- 54.99	2	275,237.19	0.69%	6.943	358	53.61	708
60.00- 64.99	2	514,763.92	1.30%	6.604	357	63.58	759
65.00- 69.99	3	629,461.57	1.59%	3.353	358	68.54	755
70.00- 74.99	17	3,995,608.05	10.07%	7.038	358	71.16	692
75.00- 79.99	11	2,469,391.91	6.23%	6.757	358	77.03	701
80.00- 80.00	9	1,963,253.17	4.95%	6.617	358	80.00	698
80.01- 84.99	2	594,147.70	1.50%	7.336	358	84.47	671
85.00- 89.99	18	4,801,596.77	12.10%	7.035	357	88.84	681
90.00- 94.99	51	13,057,395.15	32.92%	7.038	357	90.92	691
95.00- 99.99	44	11,367,869.08	28.66%	7.163	356	95.00	713
Total	159	39,668,724.51	100.00%	6.975	357	87.38	699

Effective Loan-to-Value Ratio (Net of MI)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
50.00- 54.99	2	275,237.19	0.69%	6.943	358	53.61	708
60.00- 64.99	34	9,058,138.19	22.83%	7.149	357	89.48	690
65.00- 69.99	83	21,042,045.29	53.04%	6.992	356	92.01	704
70.00- 74.99	22	5,302,280.44	13.37%	6.854	358	74.09	687
75.00- 79.99	11	2,469,391.91	6.23%	6.757	358	77.03	701
80.00- 80.00	7	1,521,631.49	3.84%	6.488	358	80.00	709
Total	159	39,668,724.51	100.00%	6.975	357	87.38	699

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Nevada	159	39,668,724.51	100.00%	6.975	357	87.38	699
Total	159	39,668,724.51	100.00%	6.975	357	87.38	699

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000 - 2.499	2	461,194.94	1.16%	2.250	358	69.84	795
2.500 - 2.999	1	270,903.01	0.68%	2.750	359	85.00	694
3.500 - 3.999	1	365,723.53	0.92%	3.500	359	90.00	720
5.500 - 5.999	2	595,350.44	1.50%	5.717	358	82.34	756
6.000 - 6.499	12	2,986,264.80	7.53%	6.270	357	88.08	725
6.500 - 6.999	49	12,929,910.02	32.59%	6.705	357	88.47	705
7.000 - 7.499	60	13,694,105.23	34.52%	7.141	357	84.07	690
7.500 - 7.999	17	4,247,636.24	10.71%	7.717	356	92.72	691
8.000 - 8.499	10	2,614,702.91	6.59%	8.146	356	92.73	683
8.500 - 8.999	5	1,502,933.39	3.79%	8.604	358	89.48	670
Total	159	39,668,724.51	100.00%	6.975	357	87.38	699

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
7.500 - 7.999	1	285,801.37	0.72%	6.750	356	95.00	692
9.500 - 9.999	154	38,258,149.07	96.44%	6.937	357	87.22	698
11.000 -11.499	4	1,124,774.07	2.84%	8.319	358	90.95	724
Total	159	39,668,724.51	100.00%	6.975	357	87.38	699

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000 - 2.499	3	865,106.06	2.18%	5.805	358	81.61	739
2.500 - 2.999	33	8,232,605.09	20.75%	6.485	357	88.61	723
3.000 - 3.499	63	15,032,655.64	37.90%	6.915	357	84.83	691
3.500 - 3.999	32	8,040,470.63	20.27%	6.693	357	87.23	696
4.000 - 4.499	19	5,083,039.74	12.81%	7.869	356	92.38	689
4.500 - 4.999	9	2,414,847.35	6.09%	8.491	357	91.06	680
Total	159	39,668,724.51	100.00%	6.975	357	87.38	699

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.001 - 2.500	4	1,168,746.08	2.95%	5.888	357	83.78	718
2.501 - 3.000	32	7,928,965.07	19.99%	6.499	357	88.56	726
3.001 - 3.500	63	15,032,655.64	37.90%	6.915	357	84.83	691
3.501 - 4.000	34	8,674,271.15	21.87%	6.761	356	87.80	697
4.001 - 4.500	17	4,449,239.22	11.22%	7.904	356	92.01	685
4.501 - 5.000	9	2,414,847.35	6.09%	8.491	357	91.06	680
Total	159	39,668,724.51	100.00%	6.975	357	87.38	699

Rate Adjustment Frequency	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1	159	39,668,724.51	100.00%	6.975	357	87.38	699
Total	159	39,668,724.51	100.00%	6.975	357	87.38	699

Months to Next Rate Adjustment	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1	157	39,032,097.97	98.40%	7.037	357	87.37	699
2	2	636,626.54	1.60%	3.181	359	87.87	709
Total	159	39,668,724.51	100.00%	6.975	357	87.38	699

Months to Next Payment Adjustment	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5	1	299,911.19	0.76%	7.250	352	95.00	780
7	3	777,759.08	1.96%	7.155	354	92.10	688
8	31	7,655,359.51	19.30%	7.191	355	92.32	697
9	37	9,428,587.58	23.77%	7.111	356	92.17	703
10	38	9,248,346.48	23.31%	7.000	357	85.20	698
11	26	5,565,668.18	14.03%	6.663	358	77.80	695
12	23	6,693,092.49	16.87%	6.728	359	85.05	698
Total	159	39,668,724.51	100.00%	6.975	357	87.38	699

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
600-624	2	649,492.98	1.64%	7.439	359	83.55	620
625-649	21	5,202,718.58	13.12%	7.509	357	86.17	638
650-674	32	7,976,640.41	20.11%	7.119	357	87.77	663
675-699	34	7,899,552.46	19.91%	6.976	356	88.43	687
700-724	28	7,130,525.71	17.98%	6.824	357	87.77	714
725-749	16	4,214,242.49	10.62%	6.987	356	88.06	736
750-774	16	4,038,858.02	10.18%	6.678	357	88.61	760
775-799	9	2,318,625.58	5.84%	6.153	357	80.81	787
800+	1	238,068.28	0.60%	6.500	356	95.00	812
Total	159	39,668,724.51	100.00%	6.975	357	87.38	699

Original Prepayment Penalty Periods	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0	23	5,389,625.06	13.59%	6.161	357	84.47	716
12	23	5,761,853.98	14.52%	6.840	358	83.13	699
36	113	28,517,245.47	71.89%	7.156	357	88.79	696
Total	159	39,668,724.51	100.00%	6.975	357	87.38	699

Negative Amortization Limit	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
115.000	159	39,668,724.51	100.00%	6.975	357	87.38	699
Total	159	39,668,724.51	100.00%	6.975	357	87.38	699

30-59 Day Delinquencies	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0	156	38,892,137.08	98.04%	6.970	357	87.32	699
1	3	776,587.43	1.96%	7.219	355	90.46	709
Total	159	39,668,724.51	100.00%	6.975	357	87.38	699

HARBORVIEW 2006-CB1
Group 2 Silent 2nds

		Minimum	Maximum
Scheduled Principal Balance	$34,262,409	$52,398	$432,880
Average Scheduled Principal Balance	$233,078
Number of Mortgage Loans	147

Weighted Average Gross Coupon	6.543%	1.750%	7.625%
Weighted Average FICO Score	683	624	799
Weighted Average Combined Original LTV	74.48%	34.97%	80.00%
Weighted Average Effective LTV (Net of MI)	74.13%	34.97%	80.00%

Weighted Average Original Term	360 months	360 months	360 months
Weighted Average Stated Remaining Term	358 months	355 months	359 months
Weighted Average Seasoning	2 months	1 months	5 months

Weighted Average Gross Margin	3.243%	1.400%	4.050%
Weighted Average Minimum Interest Rate	3.243%	1.400%	4.050%
Weighted Average Maximum Interest Rate	9.950%	9.950%	9.950%
Weighted Average Initial Rate Cap	0.000%	0.000%	0.000%
Weighted Average Subsequent Rate Cap	0	0	0
Weighted Average Months to Roll	1 months	1 months	2 months

Maturity Date		Sep 1 2035	Jan 1 2036
Maximum Zip Code Concentration	0.028106326	92677

ARM	100.00%	Investor	27.49%
		Primary	67.15%
Negam MTA	100.00%	Second Home	5.37%

Not Interest Only	100.00%	Negative Amortization Limit
		110	5.32%
Prepay Penalty: 0 months	31.33%	115	94.68%
Prepay Penalty: 12 months	32.29%
Prepay Penalty: 36 months	36.37%	Payment Cap
		7.5	100.00%
First Lien	100.00%
		Payment Adjustment Frequency
Alternative Documentation	1.94%	12	100.00%
Full Documentation	10.41%
Reduced Documentation	82.62%	Initial Recast Period
Stated Documentation	5.03%	60	91.95%
		120	8.05%
Cash Out Refinance	22.68%
Purchase	43.54%	Subsequent Recast Period
Rate/Term Refinance	33.78%	60	100.00%

2 Units	1.73%	Top 5 States:
4 Units	1.17%	California	32.78%
Condo High-Rise	0.77%	Florida	15.51%
Condominium	14.02%	Nevada	12.17%
PUD	25.04%	Illinois	6.18%
Single Family	57.27%	New York	5.32%

WAVG CLTV (inclusive of silent 2nds) for group 2 is 82.57%

HARBORVIEW 2006-CB1

Group 2 Silent 2nds
Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
50,000.01 - 100,000.00	13	1,074,849.90	3.14%	6.657	358	74.49	700
100,000.01 - 150,000.00	25	3,106,014.04	9.07%	6.660	357	77.56	685
150,000.01 - 200,000.00	20	3,400,338.10	9.92%	6.785	358	72.48	695
200,000.01 - 250,000.00	21	4,709,198.27	13.74%	6.379	358	71.36	683
250,000.01 - 300,000.00	20	5,550,177.62	16.20%	6.643	358	71.96	675
300,000.01 - 350,000.00	33	10,683,157.68	31.18%	6.471	358	75.05	686
350,000.01 - 400,000.00	12	4,485,685.34	13.09%	6.351	358	77.37	670
400,000.01 - 450,000.00	3	1,252,988.32	3.66%	6.959	358	80.00	700
Total	147	34,262,409.27	100.00%	6.543	358	74.48	683

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
360	147	34,262,409.27	100.00%	6.543	358	74.48	683
Total	147	34,262,409.27	100.00%	6.543	358	74.48	683

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
301-360	147	34,262,409.27	100.00%	6.543	358	74.48	683
Total	147	34,262,409.27	100.00%	6.543	358	74.48	683

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2 Units	2	591,617.93	1.73%	7.000	357	80.00	743
4 Units	1	399,313.58	1.17%	7.000	359	71.11	681
Condo High-Rise	1	264,427.89	0.77%	7.000	357	74.79	652
Condominium	23	4,804,834.06	14.02%	6.870	358	74.95	716
PUD	33	8,579,860.52	25.04%	6.517	358	75.32	683
Single Family	87	19,622,355.29	57.27%	6.445	358	73.90	674
Total	147	34,262,409.27	100.00%	6.543	358	74.48	683

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	48	9,418,159.28	27.49%	6.757	358	70.18	711
Primary	90	23,005,869.02	67.15%	6.434	358	76.14	673
Second Home	9	1,838,380.97	5.37%	6.812	358	75.76	670
Total	147	34,262,409.27	100.00%	6.543	358	74.48	683

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	31	7,771,990.94	22.68%	6.690	358	72.89	681
Purchase	66	14,916,933.84	43.54%	6.494	358	74.13	700
Rate/Term Refinance	50	11,573,484.49	33.78%	6.507	358	76.01	663
Total	147	34,262,409.27	100.00%	6.543	358	74.48	683

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alternative Documentation	5	664,148.51	1.94%	6.876	359	72.38	683
Full Documentation	18	3,568,129.67	10.41%	6.507	358	73.92	702
Reduced Documentation	117	28,306,191.90	82.62%	6.531	358	75.09	681
Stated Documentation	7	1,723,939.19	5.03%	6.687	358	66.44	677
Total	147	34,262,409.27	100.00%	6.543	358	74.48	683

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	4	1,019,736.35	2.98%	5.853	359	42.26	660
50.00- 54.99	1	150,009.62	0.44%	7.000	358	53.00	683
55.00- 59.99	3	770,436.91	2.25%	6.313	358	57.00	719
60.00- 64.99	1	205,509.09	0.60%	6.250	359	62.80	649
65.00- 69.99	7	1,488,046.26	4.34%	6.771	358	67.79	686
70.00- 74.99	44	9,752,618.45	28.46%	6.630	358	70.86	696
75.00- 79.99	30	7,494,660.28	21.87%	6.823	358	77.60	676
80.00- 80.00	57	13,381,392.31	39.06%	6.362	358	80.00	679
Total	147	34,262,409.27	100.00%	6.543	358	74.48	683

Effective Loan-to-Value Ratio (Net of MI)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	4	1,019,736.35	2.98%	5.853	359	42.26	660
50.00- 54.99	1	150,009.62	0.44%	7.000	358	53.00	683
55.00- 59.99	3	770,436.91	2.25%	6.313	358	57.00	719
60.00- 64.99	1	205,509.09	0.60%	6.250	359	62.80	649
65.00- 69.99	7	1,488,046.26	4.34%	6.771	358	67.79	686
70.00- 74.99	56	11,784,699.12	34.40%	6.683	358	72.44	692
75.00- 79.99	30	7,494,660.28	21.87%	6.823	358	77.60	676
80.00- 80.00	45	11,349,311.64	33.12%	6.259	358	80.00	680
Total	147	34,262,409.27	100.00%	6.543	358	74.48	683

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Arizona	3	428,911.12	1.25%	5.611	357	70.00	719
California	36	11,229,921.00	32.78%	6.781	358	73.18	681
Colorado	3	361,263.15	1.05%	6.735	358	69.15	690
Connecticut	2	344,961.62	1.01%	6.913	357	77.67	654
Florida	28	5,315,304.28	15.51%	6.380	358	75.63	687
Georgia	1	98,932.51	0.29%	6.125	358	80.00	658
Hawaii	1	236,777.66	0.69%	6.750	359	70.00	788
Idaho	1	102,960.52	0.30%	5.000	358	80.00	670
Illinois	9	2,117,689.66	6.18%	6.378	358	77.69	675
Indiana	1	57,872.33	0.17%	7.250	359	69.05	729
Maryland	2	390,911.69	1.14%	6.832	357	79.90	711
Massachusetts	1	297,962.03	0.87%	7.375	357	80.00	679
Michigan	4	569,881.69	1.66%	5.538	357	79.86	657
Minnesota	2	371,495.39	1.08%	6.800	358	78.76	668
Missouri	1	137,011.42	0.40%	7.250	358	80.00	645
Nevada	18	4,169,680.62	12.17%	6.895	358	73.58	691
New Jersey	6	1,495,968.48	4.37%	5.742	358	70.52	645
New York	6	1,821,666.68	5.32%	6.043	358	71.11	723
Ohio	1	139,093.31	0.41%	6.250	357	80.00	681
Pennsylvania	3	686,226.82	2.00%	6.800	358	79.54	684
Rhode Island	1	196,530.54	0.57%	7.000	359	79.76	677
Texas	1	93,501.69	0.27%	6.750	358	80.00	679
Utah	3	649,910.07	1.90%	3.996	358	72.99	672
Virginia	4	1,366,818.05	3.99%	6.792	358	79.30	687
Washington	5	879,942.52	2.57%	6.818	358	71.65	664
West Virginia	1	350,782.61	1.02%	7.000	357	77.78	641
Wisconsin	3	350,431.81	1.02%	7.052	357	78.35	676
Total	147	34,262,409.27	100.00%	6.543	358	74.48	683

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500 - 1.999	4	1,243,229.44	3.63%	1.750	359	73.72	663
2.000 - 2.499	5	889,362.43	2.60%	2.172	358	73.06	685
5.000 - 5.499	1	102,960.52	0.30%	5.000	358	80.00	670
5.500 - 5.999	1	209,784.33	0.61%	5.625	357	59.49	637
6.000 - 6.499	12	3,086,432.60	9.01%	6.247	358	74.55	681
6.500 - 6.999	44	11,319,792.46	33.04%	6.718	358	75.08	677
7.000 - 7.499	78	17,017,869.47	49.67%	7.056	358	74.33	689
7.500 - 7.999	2	392,978.02	1.15%	7.559	357	75.26	722
Total	147	34,262,409.27	100.00%	6.543	358	74.48	683

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
9.500 - 9.999	147	34,262,409.27	100.00%	6.543	358	74.48	683
Total	147	34,262,409.27	100.00%	6.543	358	74.48	683

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000 - 1.499	1	102,960.52	0.30%	5.000	358	80.00	670
2.000 - 2.499	3	781,398.19	2.28%	5.899	357	73.85	686
2.500 - 2.999	25	6,692,238.42	19.53%	6.380	358	75.08	678
3.000 - 3.499	95	21,833,975.83	63.73%	6.818	358	74.35	686
3.500 - 3.999	22	4,665,395.04	13.62%	5.589	358	74.38	677
4.000 - 4.499	1	186,441.27	0.54%	7.625	357	70.00	771
Total	147	34,262,409.27	100.00%	6.543	358	74.48	683

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.001 - 1.500	1	102,960.52	0.30%	5.000	358	80.00	670
2.001 - 2.500	4	880,330.70	2.57%	5.925	357	74.54	683
2.501 - 3.000	24	6,593,305.91	19.24%	6.384	358	75.01	679
3.001 - 3.500	96	22,210,777.55	64.83%	6.732	358	74.45	685
3.501 - 4.000	21	4,288,593.32	12.52%	5.926	358	73.89	678
4.001 - 4.500	1	186,441.27	0.54%	7.625	357	70.00	771
Total	147	34,262,409.27	100.00%	6.543	358	74.48	683

Rate Adjustment Frequency	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1	147	34,262,409.27	100.00%	6.543	358	74.48	683
Total	147	34,262,409.27	100.00%	6.543	358	74.48	683

Months to Next Rate Adjustment	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1	143	33,309,326.51	97.22%	6.679	358	74.57	684
2	4	953,082.76	2.78%	1.777	359	71.26	667
Total	147	34,262,409.27	100.00%	6.543	358	74.48	683

Months to Next Payment Adjustment	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
8	3	494,888.14	1.44%	7.178	355	79.46	684
9	1	269,755.62	0.79%	6.000	356	80.00	702
10	50	11,440,720.64	33.39%	6.864	357	74.93	685
11	59	13,039,603.73	38.06%	6.446	358	75.45	680
12	34	9,017,441.14	26.32%	6.257	359	72.07	687
Total	147	34,262,409.27	100.00%	6.543	358	74.48	683

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
600-624	1	310,173.75	0.91%	6.875	357	80.00	624
625-649	25	6,334,243.33	18.49%	6.312	358	69.44	638
650-674	43	10,611,135.20	30.97%	6.503	358	77.31	665
675-699	38	8,261,336.20	24.11%	6.598	358	76.96	684
700-724	16	3,716,689.25	10.85%	6.724	358	72.90	711
725-749	8	1,207,550.86	3.52%	6.776	358	73.06	735
750-774	10	2,656,530.82	7.75%	6.504	358	72.91	762
775-799	6	1,164,749.86	3.40%	6.949	358	67.29	786
Total	147	34,262,409.27	100.00%	6.543	358	74.48	683

Original Prepayment Penalty Periods	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0	44	10,736,122.79	31.33%	6.137	358	72.24	694
12	44	11,064,586.14	32.29%	6.803	358	73.44	685
36	59	12,461,700.34	36.37%	6.661	357	77.35	673
Total	147	34,262,409.27	100.00%	6.543	358	74.48	683

Negative Amortization Limit	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
110	6	1,821,666.68	5.32%	6.043	358	71.11	723
115	141	32,440,742.59	94.68%	6.571	358	74.67	681
Total	147	34,262,409.27	100.00%	6.543	358	74.48	683

30-59 Day Delinquencies	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0	145	33,810,014.26	98.68%	6.537	358	74.50	683
1	2	452,395.01	1.32%	7.000	357	73.09	743
Total	147	34,262,409.27	100.00%	6.543	358	74.48	683